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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

El Paso Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear El Paso Stockholder:
      We cordially invite you to attend our 2006 Annual Meeting of Stockholders. The Annual Meeting will be held on May 25, 2006, beginning at 9:00 a.m. (local/Central time) at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010.
      At this year’s Annual Meeting, you will be asked to vote on the election of directors and two stockholder proposals.
      With regard to the election of directors, you should know that your company is well-governed. By any of the multitude of contemporary measures of good corporate governance, we are a leader. Twelve of our 13 nominee directors are independent. We have a separate Chairman and CEO and we do not have a staggered board, so each of our directors stands for election every year. In December 2005, our Board adopted a new policy in El Paso’s Corporate Governance Guidelines regarding the election of directors. It requires, in an uncontested election, any nominee for director who receives a majority of withheld votes to tender his or her resignation for consideration by the Board. In February 2006, the Board adopted certain standards of independence to assist the Board in its assessment of the independence of each director and the materiality of the director’s relationship with El Paso. (See Exhibit B to this proxy statement.) In addition, we do not have a poison pill plan and all shares of El Paso common stock available for grant to our directors, executive officers and employees have been approved by our stockholders. But as important as any of this, we have an active and engaged Board with the right mix of leadership, industry, finance, academic and legal experience that is built on El Paso’s five core values: stewardship, integrity, safety, accountability and excellence.
      I urge you to vote for your Board’s nominees. Your vote is important. I hope you will be able to attend the meeting, but if you cannot, please vote your proxy as soon as you can.

Sincerely,

Douglas L. Foshee
President and Chief Executive Officer
Houston, Texas
April 7, 2006

EL PASO CORPORATION
1001 Louisiana Street
Houston, Texas 77002
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
May 25, 2006
       On May 25, 2006, El Paso Corporation will hold its 2006 Annual Meeting of Stockholders at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010. The Annual Meeting will begin at 9:00 a.m. (local/ Central time).
      Only El Paso stockholders who owned shares of our common stock at the close of business on March 27, 2006, are entitled to notice of, and can vote at, this Annual Meeting or any adjournments or postponements that may take place. At the Annual Meeting, you will be asked to take action and consider the election of 13 directors, each to hold office for a term of one year.
      We will also attend to any other business properly presented at the Annual Meeting. In that regard, you may vote on two proposals submitted by stockholders if they are presented at the Annual Meeting. These proposals are described in the attached proxy statement. The Board of Directors is not aware of any other matters to be presented at the Annual Meeting.

By Order of the Board of Directors

David L. Siddall
Corporate Secretary
Houston, Texas
April 7, 2006

ATTENDING THE MEETING
      If you plan to attend the Annual Meeting in person and are a stockholder of record, bring with you a form of government-issued personal identification to the Annual Meeting. If you own stock through a bank, broker or other nominee, you will need proof of ownership as of the record date to attend the Annual Meeting. If you are an authorized proxy holder, you must present the proper documentation. Please see pages 3 and 4 for more information on what documents you will need for admission to the Annual Meeting. Registration will begin at 8:00 a.m. (local/ Central time), and seating will be on a “first come first served” basis. No cameras, recording equipment or other electronic devices will be allowed in the meeting room. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting. In addition, please note parking is not provided for the Annual Meeting. There is parking generally available at the Hilton Americas Houston and at other public parking garages around the Hilton Americas Houston.

EL PASO CORPORATION
1001 Louisiana Street
Houston, Texas 77002
PROXY STATEMENT
2006 ANNUAL MEETING OF STOCKHOLDERS — May 25, 2006
       Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2006 Annual Meeting of Stockholders of El Paso Corporation. The Annual Meeting will be held at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010, on Thursday, May 25, 2006, at 9:00 a.m. (local/ Central time). The proxies also may be voted at any adjournments or postponements of the Annual Meeting.
      This proxy statement, the notice of Annual Meeting and the enclosed proxy card are being mailed to stockholders beginning on or about April 7, 2006. All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the Annual Meeting. Each person who is an El Paso stockholder of record at the close of business on March 27, 2006, the record date, is entitled to vote at the Annual Meeting, or at adjournments or postponements of the Annual Meeting.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Who can vote?
      Stockholders holding shares of El Paso’s common stock, par value $3.00 per share, as of the close of business on the record date, March 27, 2006, represented by a properly executed proxy are entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.	What is the record date and what does it mean?
      The record date for the Annual Meeting is March 27, 2006. The record date was established by the Board of Directors as required by our By-laws and Delaware law. Owners of record of El Paso’s common stock at the close of business on the record date are entitled to:

A. Receive notice of the Annual Meeting; and

B. Vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting.

3.	How many shares of El Paso common stock were outstanding on the record date?
      There were 660,771,224 shares of common stock outstanding and entitled to vote at the Annual Meeting at the close of business on the record date. Common stock is the only class of stock entitled to vote.

4.	How do I vote?
      You can vote in person at the Annual Meeting or by proxy. For shares that you hold directly as a registered shareholder, you have three ways to vote by proxy:

A. Connect to the Internet at www.computershare.com/us/proxy;

B. Call 1-800-652-VOTE (8683); or

C. Complete the proxy card and mail it back to us.
      Complete instructions for voting your shares can be found on your proxy card.

      If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting.
      There are four ways to revoke your proxy:

A.	Connect to the Internet at www.computershare.com/us/proxy;

B.	Call 1.800.652.VOTE (8683);

C.	Write our Corporate Secretary, David L. Siddall, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511; or

D.	Give notice of revocation to the Inspector of Election at the Annual Meeting.

5.	How do I vote if my shares are held in street name?
      If your shares of common stock are held in the name of your broker, a bank, or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares. Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the card. You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card. If you wish to vote your “street name” shares directly, you will need to obtain a document known as a “legal proxy” from your broker, bank or other nominee. Please contact your bank, broker or other nominee if you wish to do so.

6.	What happens if I do not specify a choice for a proposal when returning a proxy?
      You should specify your choice for each proposal on the proxy card. If no instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of all El Paso director nominees and “AGAINST” any stockholder proposal.

7.	What happens if other matters come up at the Annual Meeting?
      The matters described in the notice of Annual Meeting are the only matters we know of which will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders, Douglas L. Foshee, El Paso’s President and Chief Executive Officer, and Robert W. Baker, El Paso’s Executive Vice President and General Counsel, will vote your shares at their discretion.

8.	Who will count the votes?
      A representative of Computershare Trust Company, N.A., an independent tabulator appointed by the Board of Directors, will count the votes and act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

9.	What is a “quorum”?
      A “quorum” is a majority of the aggregate voting power of the outstanding shares of common stock and is required to hold the Annual Meeting. A quorum is determined by counting shares of common stock present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting. Shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (“broker non-votes”) are treated as present for the purposes of determining a quorum.

10.	Who can attend the Annual Meeting?
      Admission to the Annual Meeting is limited to stockholders of El Paso, persons holding validly executed proxies from stockholders who held El Paso common stock on March 27, 2006, and invited guests of El Paso.
      If you are a stockholder of El Paso, you must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of

El Paso. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you are a record holder or hold your stock in “street name”.
      Proof of ownership of El Paso stock must be shown at the door. Failure to provide adequate proof that you were a stockholder on the record date may prevent you from being admitted to the Annual Meeting.
      If you were a record holder of El Paso common stock on March 27, 2006, then you must bring a valid government-issued personal identification (such as a driver’s license or passport).
      If a broker, bank or other nominee was the record holder of your shares of El Paso common stock on March 27, 2006, then you must bring:

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	Proof that you owned shares of El Paso common stock on March 27, 2006.
      Examples of proof of ownership include the following: (1) a letter from your bank or broker stating that you owned El Paso common stock on March 27, 2006; (2) a brokerage account statement indicating that you owned El Paso common stock on March 27, 2006; or (3) the voting instruction card provided by your broker indicating that you owned El Paso common stock on March 27, 2006.
      If you are a proxy holder for a stockholder of El Paso, then you must bring:

•	The validly executed proxy naming you as the proxy holder, signed by a stockholder of El Paso who owned shares of El Paso common stock on March 27, 2006, and

•	Valid government-issued personal identification (such as a driver’s license or passport), and

•	If the stockholder whose proxy you hold was not a record holder of El Paso common stock on March 27, 2006, proof of the stockholder’s ownership of shares of El Paso common stock on March 27, 2006, in the form of a letter or statement from a bank, broker or other nominee indicating that the stockholder owned El Paso common stock on March 27, 2006.
      You may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

11.	How many votes must each proposal receive to be adopted?

•	With respect to the election of directors, the 13 nominees who receive the highest number of votes at the Annual Meeting will be elected. In December 2005, the Board adopted a new policy in El Paso’s Corporate Governance Guidelines requiring, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to tender his or her resignation for consideration by the Governance & Nominating Committee of the Board of Directors. The Governance & Nominating Committee will consider the circumstances surrounding the vote and recommend to the Board of Directors whether to accept the director’s resignation as tendered. The Board of Directors will promptly disclose its decision whether to accept the director’s resignation as tendered in a Form 8-K filed with the Securities and Exchange Commission (“SEC”). El Paso’s Corporate Governance Guidelines may be found on our website at www.elpaso.com.

•	All other proposals must receive the affirmative vote of more than 50 percent in voting power of the votes cast on the proposal. Approval of Proposal No. 2, the stockholder proposal seeking adoption of cumulative voting as a by-law or long-term policy, would not in itself allow for cumulative voting. Approval of this proposal would only serve as a request that the Board of Directors take the necessary steps to provide for cumulative voting, which would require amendments to our Amended and Restated Certificate of Incorporation and to our By-laws. If Proposal No. 3, the stockholder proposal seeking an amendment to our By-laws for the disclosure of executive compensation, is approved, the Board of Directors, upon final adoption of the SEC’s new compensation disclosure requirements, will evaluate the appropriateness of the amendment to the By-laws.

12.	How are votes counted?
      Votes are counted in accordance with El Paso’s By-laws and Delaware law. A broker non-vote with respect to the election of directors or any proposal will not be counted in determining the election of directors or whether the proposal is approved. A broker non-vote or abstention will be counted towards a quorum. If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes “FOR” the election of El Paso’s nominees and “AGAINST” any stockholder proposal. Shares will not be voted at the Annual Meeting if no properly executed proxy card covering those shares has been returned and the holder does not cast votes in respect of those shares in person at the Annual Meeting.

13.	Do I have to vote?
      No. However, we strongly urge you to vote. You may vote for all, some or none of El Paso’s director nominees. You may abstain from voting or vote “FOR” or “AGAINST” the other proposals.

14.	How can I view the stockholder list?
      A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may access this list at El Paso’s offices at 1001 Louisiana Street, Houston, Texas 77002 during ordinary business hours for a period of ten days before the Annual Meeting.

15.	Who pays for the proxy solicitation related to the Annual Meeting?
      We do. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by El Paso, postings on our website, www.elpaso.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Shareholder Communications, Inc. to assist us in soliciting your proxy for an estimated fee of $16,000, plus reasonable out-of-pocket expenses. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of El Paso common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of El Paso common stock.

16.	If I want to submit a stockholder proposal for the 2007 Annual Meeting, when is it due?
      If you want to submit a proposal for possible inclusion in next year’s proxy statement, you must submit it in writing to the Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-6195 and facsimile (713) 420-4099. El Paso must receive your proposal on or before December 8, 2006. El Paso will consider only proposals meeting the requirements of the applicable rules of the SEC.
      Additionally, under El Paso’s By-law provisions, for a stockholder to bring any matter before the 2007 Annual Meeting that is not included in the 2007 Proxy Statement, the stockholder’s written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2006 Annual Meeting. Under this criteria, stockholders must provide us with a notice of a matter to be brought before the 2007 Annual Meeting between January 25, 2007 and February 24, 2007.
      If the 2007 Annual Meeting is held more than 30 days before or 60 days after May 25, 2007, for a stockholder seeking to bring any matter before the 2007 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2007 Annual Meeting or by the tenth day after we publicly announce the date of the 2007 Annual Meeting, if that would result in a later deadline.

17.	How can I receive the proxy materials electronically?
      If you want to stop receiving paper copies of the proxy materials, you must consent to electronic delivery. You can give consent by going to www.econsent.com/ep and following the instructions. Those of you that hold shares with a broker under a street name can give consent by going to www.ICSDelivery.com/ep and following the instructions.

18.	How can I obtain a copy of the Annual Report on Form 10-K?
      A copy of El Paso’s 2005 Annual Report on Form 10-K is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report on Form 10-K, you may obtain one free of charge by writing or calling Mr. David L. Siddall, Corporate Secretary, at El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-6195 and facsimile (713) 420-4099.
CORPORATE GOVERNANCE
      El Paso is committed to maintaining the highest standards of corporate governance. We believe that strong corporate governance is critical to achieving our performance goals, and to maintaining the trust and confidence of investors, employees, suppliers, business partners and other stakeholders. A summary of El Paso’s Corporate Governance Guidelines is set forth below.
      Corporate Governance Guidelines. Our Corporate Governance Guidelines, together with the Board committee charters, provide the framework for the effective governance of El Paso. The Board of Directors has adopted the El Paso Corporate Governance Guidelines to address matters including qualifications for directors, standards for independence of directors, election of directors, responsibilities of directors, mandatory retirement for directors, limitation on other boards/committees, the composition and responsibility of committees, conduct and minimum frequency of Board and committee meetings, management succession, director access to management and outside advisors, director compensation, stock ownership requirements, director orientation and continuing education, annual self-evaluation of the Board, its committees and directors and El Paso’s policy on poison pills. The Board of Directors recognizes that effective corporate governance is an on-going process, and the Board, either directly or through the Governance & Nominating Committee, will review and revise as necessary the El Paso Corporate Governance Guidelines annually, or more frequently if deemed necessary. Our Corporate Governance Guidelines may be found on our website at www.elpaso.com.
      Independence of Board Members. El Paso’s Corporate Governance Guidelines require that a majority of our Board of Directors must meet the “independence” requirements of the New York Stock Exchange (“NYSE”) listing requirements and at least 75 percent of our Board of Directors must not be from current management. The Board of Directors observes and complies with all criteria for independence established by the NYSE listing requirements and other governing laws and regulations. The Board of Directors has also adopted categorical standards to apply to assist the Board in its assessment of the independence of each director and the materiality of the director’s relationship with El Paso. A director will be deemed independent by the Board if the director meets these standards of independence and otherwise has no material relationship with El Paso. The standards of independence adopted by the Board are contained in El Paso’s Corporate Governance Guidelines under the section entitled “Determination of Director Independence” and are attached to this proxy statement as Exhibit B.
      The Board of Directors, based upon a recommendation of the Governance & Nominating Committee, reviews annually all relationships of El Paso’s directors to determine whether each director meets the standards of independence adopted by the Board. If any relationship exists that is not covered by these standards, the Board will determine whether such relationship is material, and whether the director should be determined to be independent. The Board may determine that a director is independent even if the director does not meet each of these standards of independence as long as the Board determines that the director is independent of management and free from any relationship that in the judgment of the Board would interfere with the independent judgment of the director. El Paso, if required to comply with applicable regulations, will explain in its proxy statement any determination by the Board that a relationship was immaterial in the event that it did not meet the standards of independence set forth in the Corporate Governance Guidelines.
      Based on these standards, the Board has affirmatively determined that Juan Carlos Braniff, James L. Dunlap, Robert W. Goldman, Anthony W. Hall, Jr., Thomas R. Hix, William H. Joyce, Ronald L. Kuehn, Jr., Ferrell P. McClean, J. Michael Talbert, Robert F. Vagt, John L. Whitmire and Joe B. Wyatt are “independent”. Thus, 12 of the 13 nominees for the El Paso Board (92 percent) are independent. Further, our Audit, Compensation, Governance & Nominating, Finance and Health, Safety & Environmental Committees are composed entirely of independent directors.
      Audit Committee Financial Expert. The Audit Committee plays an important role in promoting effective accounting, financial reports, risk management and compliance procedures and controls. It is imperative that members of the Audit Committee have requisite financial literacy and expertise. All members of El Paso’s Audit Committee meet the financial literacy standard required by the NYSE rules and at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, as required by the Sarbanes-Oxley Act of 2002, the SEC requires that public companies disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, satisfies all of the following attributes:

•	An understanding of generally-accepted accounting principles and financial statements.

•	An ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves.

•	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by El Paso’s financial statements, or experience actively supervising one or more persons engaged in such activities.

•	An understanding of internal controls and procedures for financial reporting.

•	An understanding of audit committee functions.
      The Board of Directors has affirmatively determined that Messrs. Hix (chairman of the Audit Committee) and Goldman each satisfy the definition of “audit committee financial expert,” and has designated each of them as an “audit committee financial expert.”
      Non-Executive Chairman. Mr. Kuehn currently serves as the Chairman of El Paso’s Board of Directors in a non-executive capacity. As the Chairman of the Board of Directors, Mr. Kuehn has a number of responsibilities, which include setting board meeting agendas in collaboration with the Chief Executive Officer (“CEO”), presiding at Board meetings, executive sessions and the annual stockholders’ meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board. Stockholders may communicate directly with Mr. Kuehn by writing to Chairman of the Board, c/o Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, facsimile (713) 420-4099.
      Executive Sessions of the Board of Directors. El Paso holds regular executive sessions in which non-management Board members meet without any members of management present. Currently, Mr. Kuehn presides over the executive sessions of the Board. During 2005, non-management members of the Board met in executive session four times and several Committees of the Board met in executive session without members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.
      Committees of the Board of Directors. The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Governance & Nominating Committee that comply with the corporate governance rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and the

NYSE listing standards. The Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance Committee and the Health, Safety & Environmental Committee charters may be found on our website at www.elpaso.com.
      Board/ Committee/ Director Evaluations. During 2005, the Board of Directors and each Board committee participated in a self-assessment or evaluation of the effectiveness of the Board and its committees. At least once every three years, the Board will conduct an evaluation of each individual director.
      Director Education. El Paso encourages and facilitates director participation in seminars and conferences and other opportunities for continuing director education. All 12 incumbent directors on the Board in 2005 attended an educational program designed by a nationally recognized board educational organization. Also, each of our directors is a member of the National Association of Corporate Directors.
      Mandatory Retirement. Our directors are subject to a mandatory retirement age and cannot stand for reelection in the calendar year following their 72nd birthday.
      Stock Ownership Requirements. Our Board of Directors is committed to director and senior management stock ownership. Directors are required to own shares of El Paso common stock with a value of three times the annual cash retainer paid to non-employee directors within a three-year time period following initial election to the Board. The Board also requires that the CEO of El Paso own shares of El Paso common stock with a value of at least three times his or her annual base salary, and that other executive officers own El Paso common stock with a value of at least two times their base salary within a five-year time period following initial election to that position.
      Voting Standard to Elect Directors. In December 2005, the Board of Directors adopted a new policy in El Paso’s Corporate Governance Guidelines regarding the election of directors. It requires, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election to submit his or her resignation for consideration by the Governance & Nominating Committee of the Board of Directors. The Governance & Nominating Committee will consider the circumstances surrounding the vote and recommend to the Board of Directors whether to accept the director’s resignation as tendered. The Board of Directors will act on the Governance & Nominating Committee’s recommendation within 90 days of the shareholder vote and promptly disclose its decision whether to accept the director’s resignation as tendered in a Form 8-K filed with the SEC.
      Policy on Poison Pill Plans. The El Paso Corporate Governance Guidelines include a policy on poison pills, or stockholder rights plans. El Paso does not currently have in place any stockholders rights plan, and the Board currently has no plans to adopt such a plan. However, if the Board is presented with a set of facts and circumstances which leads it to conclude that adopting a stockholder rights plan would be in the best interests of stockholders, the Board will seek prior stockholder approval unless the Board, in exercising its fiduciary responsibilities under the circumstances, determines by vote of a majority of the independent directors that such submission would not be in the best interests of El Paso’s stockholders in the circumstances. If the Board were ever to adopt a stockholder rights plan without prior stockholder approval, the Board would present such plan to the stockholders for ratification within one year or cause it to expire within one year, without being renewed or replaced. Further, if the Board adopts a stockholder rights plan and El Paso’s stockholders do not approve such plan, it will terminate.
      Code of Ethics. El Paso has adopted a code of ethics, the “Code of Business Conduct,” that applies to all of its directors and employees, including its CEO, Chief Financial Officer (“CFO”) and senior financial and accounting officers. The Code of Business Conduct is a value-based code that is built on El Paso’s five core values: stewardship, integrity, safety, accountability and excellence. In addition to other matters, the Code of Business Conduct establishes policies to deter wrongdoing and to promote honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, compliance with applicable laws, rules and regulations, full, fair, accurate, timely and understandable disclosure in public communications and prompt internal reporting of violations of the Code of Business Conduct. El Paso also has an Ethics & Compliance Office and Ethics & Compliance Committee, composed of members of senior management, that administers El Paso’s ethics and compliance program. A copy of our Code of Business Conduct is available on our website at www.elpaso.com. El Paso will post on its internet website all waivers to or amendments of its Code of Business Conduct, which are required to be disclosed by applicable law and rules of the NYSE listing standards. Currently, El Paso does not have nor does it anticipate any waivers to or amendments of its Code of Business Conduct. We believe El Paso’s Code of Business Conduct exceeds the requirements set forth in the applicable SEC regulations and the corporate governance rules of the NYSE.
      Web Access. El Paso provides access through its website to current information relating to corporate governance, including a copy of each of the Board’s standing committee charters, our Corporate Governance Guidelines, El Paso’s Code of Business Conduct, El Paso’s Restated Certificate of Incorporation and By-laws, biographical information concerning each director, and other matters regarding our corporate governance principles. El Paso also provides access through its website to all filings submitted by El Paso to the SEC. El Paso’s website is www.elpaso.com, and access to this information is free of any charge to the user (except for any internet provider or telephone charges). Copies will also be provided to any stockholder upon request. Information contained on our website is not part of this proxy statement.
      Process for Shareholder Communication with the Board. El Paso’s Board has established a process for interested parties to communicate with the Board. Such communications should be in writing, addressed to the Board or an individual director, c/o Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511. The Corporate Secretary will forward all communications to the addressee.
      Director Attendance at Annual Meeting. The Board encourages all director nominees standing for election to attend the Annual Meeting in accordance with El Paso’s Corporate Governance Guidelines. All incumbent directors who were elected at El Paso’s 2005 Annual Meeting attended El Paso’s 2005 Annual Meeting of Stockholders. Mr. Vagt, who was a new director nominee at El Paso’s 2005 Annual Meeting of Stockholders, was not able to attend due to a prior commitment.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
      The Board of Directors held eight meetings during 2005. Each director who served on the El Paso Board of Directors during 2005 attended at least 75 percent of the meetings of the Board of Directors and of each committee on which he or she served. The Board of Directors has established five standing committees to assist the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance Committee and the Health, Safety & Environmental Committee. The current members of the five standing committees are as follows:

		Governance &		Health, Safety &
Audit	Compensation	Nominating	Finance	Environmental

Thomas R. Hix	Joe B. Wyatt	Anthony W. Hall, Jr.	Robert W. Goldman	John Whitmire
(Chairman)	(Chairman)	(Chairman)	(Chairman)	(Chairman)
Juan Carlos Braniff	James L. Dunlap	James L. Dunlap	Juan Carlos Braniff	Anthony W. Hall, Jr.
Robert W. Goldman	William H. Joyce	Robert F. Vagt	Thomas R. Hix	William H. Joyce
John Whitmire	J. Michael Talbert	Joe B. Wyatt	Ferrell P. McClean	J. Michael Talbert
Robert F. Vagt
Audit Committee
      The Audit Committee held 17 meetings during 2005. The Audit Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in Section 10A of the Securities Exchange Act of 1934, the SEC rules thereunder, the NYSE listing standards and our Corporate Governance Guidelines. The Board of Directors has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member. No Audit Committee member serves on more than three audit committees of public companies, including El Paso’s Audit Committee. El Paso maintains an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of El Paso’s risk management processes and system of internal controls.
      The Audit Committee’s primary duties include:

•	The provision of assistance to the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

-	The integrity of El Paso’s financial statements.

-	The evaluation and retention, including a review of the qualifications, independence and performance, of the independent auditor and any third party petroleum reserves engineer.

-	The performance of El Paso’s internal audit and ethics and compliance functions.

-	El Paso’s compliance with legal and regulatory requirements and its Code of Business Conduct.

-	El Paso’s risk management policies and procedures.

•	The appointment, compensation, retention, oversight responsibility and dismissal of El Paso’s independent auditing firm or any other accounting firm engaged for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attestation services.

•	The pre-approval of all auditing services and allowable non-audit services provided to El Paso by its independent auditing firm.

•	The resolution of any disagreement between management and El Paso’s auditor regarding financial reporting.

•	The preparation of an Audit Committee Report to be included in El Paso’s proxy statement, as required by the SEC. See page 38 of this proxy statement for the Audit Committee Report.

•	The appointment, compensation, retention, oversight responsibility and dismissal of any third party petroleum reserves engineer engaged for the purpose of reviewing or auditing El Paso’s oil and gas reserves.

•	The review of procedures for the receipt, retention and treatment of complaints received by El Paso regarding any accounting, internal accounting controls or auditing matters.

•	The review of El Paso’s risk assessment and risk management guidelines and policies, including El Paso’s significant risk exposures and steps taken by management to monitor and control these exposures.
      El Paso’s independent auditor reports directly to the Audit Committee. In addition, the Audit Committee provides an open avenue of communication between the internal auditors, the independent auditor and the Board. Interested parties may contact the Audit Committee members by following the process outlined in the Corporate Governance section of this proxy statement.
      The Audit Committee Charter can be found on our website at www.elpaso.com and is attached to this proxy statement as Exhibit A.
Policy for Approval of Audit and Non-Audit Fees
      During 2005, the Audit Committee approved all the types of audit and permitted non-audit services which our independent auditor was to perform during the year and the cap on fees for each of these categories, as required under applicable law. The Audit Committee’s current practice is to consider for pre-approval annually all categories of audit and permitted non-audit services proposed to be provided by our independent auditors for a fiscal year. The Audit Committee will also consider for pre-approval annually the limit of fees and the manner in which the fees are determined for each type of pre-approved audit and non-audit services proposed to be provided by our independent auditors for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services or any proposed services exceeding pre-approved cost levels. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for services that need to be addressed between Audit Committee meetings. The Audit Committee is then informed of these pre-approval decisions, if any, at the next meeting of the Audit Committee. See “Principal Accountant Fees and Services” on page 48 of this proxy statement for the aggregate fees paid to PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005 and 2004.
Compensation Committee
      The Compensation Committee held nine meetings during 2005. The Compensation Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in (a) the NYSE listing standards, (b) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, (c) the outside director requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and (d) our Corporate Governance Guidelines. The Compensation Committee’s primary functions are to:

•	Review El Paso’s executive compensation program to ensure that it is adequate to attract, motivate and retain competent executive personnel and is directly and materially related to the short-term and long-term objectives and operating performance of El Paso.

•	Review and approve El Paso’s executive agreements, perquisites and executive benefit plans (including, but not limited to, any deferred or supplemental benefit plans or programs).

•	Ensure that El Paso’s executive equity-based plan, long-term incentive compensation plan, annual incentive compensation plan and other executive compensation plans and agreements are administered in accordance with El Paso’s stated compensation objectives and make recommendations to the Board with respect to such plans, as necessary.

•	Review appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings.

•	Review and approve annually the individual elements of total compensation for the CEO and other executive officers, review and approve the corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation.

•	Review and approve goals and objectives relevant to director compensation, including annual retainer and meeting fees, and terms and awards of equity compensation, and recommend changes to the full Board, if appropriate.

•	Select, retain, evaluate, and, where appropriate, replace the independent executive compensation consulting firm, and approve all related fees.

•	Prepare a Compensation Committee Report on executive compensation to be included in El Paso’s proxy statement, as required by the SEC.
      The policies, mission and actions of the Compensation Committee are set forth in the Compensation Committee Report on Executive Compensation, which begins on page 29 of this proxy statement.
      The Compensation Committee Charter can be found on our website at www.elpaso.com.
Governance & Nominating Committee
      The Governance & Nominating Committee met five times during 2005. The Governance & Nominating Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and in accordance with our Corporate Governance Guidelines. The Board has delegated to the Governance & Nominating Committee its oversight responsibilities relating to corporate governance and the establishment of criteria for Board selection (including an initial determination regarding director independence). The Governance & Nominating Committee’s primary responsibilities are to:

•	Develop and recommend to the Board corporate governance principles.

•	Identify and review the qualifications of candidates for Board membership, screen possible candidates for Board membership and communicate with members of the Board regarding Board meeting format and procedures.

•	Determine desired qualifications, expertise and characteristics and, to the extent the Governance & Nominating Committee deems necessary, conduct searches for potential candidates for Board membership with such attributes. The Governance & Nominating Committee has the sole authority and responsibility to select, evaluate, retain and, where appropriate, terminate any search firm to be used to identify qualified director candidates, including the sole authority to approve such search firm’s fees and other retention terms.

•	Ensure that El Paso has an appropriate policy on potential conflicts of interest, including, but not limited to, the policies on (1) related-party transactions (including any dealings with directors, officers or employees), and (2) such other transactions that could have the appearance of a potential conflict of interest.

•	Monitor and report to the Board whether there is any current relationship between any director and El Paso that may adversely affect the independent judgment of the director.

•	Oversee the process of annual performance evaluations for the Board, each committee and directors.

•	Act as a nominating committee and consider any nominations properly submitted by the stockholders to the Corporate Secretary in accordance with the Corporate Governance Guidelines, El Paso’s By-laws and the process set forth in this proxy statement.

•	Review and make recommendations regarding the Corporate Governance Guidelines.

•	Provide recommendations regarding continuing director educational programs.

      The Governance & Nominating Committee Charter can be found on our website at www.elpaso.com.
Director Nomination Process
      The Governance & Nominating Committee will review any nominations from stockholders, other Board members, third party search firms, executives and other such persons. The minimum qualifications that El Paso seeks for director nominees are set forth in its Corporate Governance Guidelines, which can be found on our website at www.elpaso.com. Among other matters, the Board considers education; business, governmental and civic experience; diversity; communication, interpersonal and other required skills; independence; and other matters relevant to the Board’s objectives. El Paso has a comprehensive process in place to identify and evaluate candidates to be nominated for director. The Governance & Nominating Committee identifies the needs of the Board by asking each director to identify particular skills that will strengthen the Board, and that are in conformity with the goals identified in the Corporate Governance Guidelines. A third party search firm is then retained to help identify, assess qualifications and screen specific candidates. The Governance & Nominating Committee reviews the qualifications of the candidates presented and interviews the most qualified. The Governance & Nominating Committee recommends potential nominees to the full Board, which interviews the candidates and then makes nominations for election at the Annual Meeting. Ms. McClean was reviewed as a potential nominee by our third party search firm and recommended for appointment by the Governance & Nominating Committee. Each director nominee who appears on the ballot is recommended by the Governance & Nominating Committee to the full Board.
      Stockholders seeking to nominate persons for election as directors at the 2007 Annual Meeting must submit in writing a timely notice complying with El Paso’s By-laws to Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, P.O. Box 2511, Houston, Texas 77252-2511, telephone (713) 420-6195 and facsimile (713) 420-4099. To be timely for a stockholder seeking to bring any matter before the 2007 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2006 Annual Meeting. Under these criteria, stockholders must provide us with notice of nominations sought to be made at the 2007 Annual Meeting between January 25, 2007 and February 24, 2007.
      If the 2007 Annual Meeting is held more than 30 days before or 60 days after May 25, 2007, for a stockholder seeking to bring any matter before the 2007 Annual Meeting, the stockholder’s written notice must be received not less than 90 days nor more than 120 days before the date of the 2007 Annual Meeting or by the tenth day after we publicly announce the date of the 2007 Annual Meeting, if that would result in a later deadline.
Finance Committee
      The Finance Committee met eight times during 2005. The Finance Committee currently consists of five non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and in accordance with our Corporate Governance Guidelines. The Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing and recommending appropriate action with respect to El Paso’s capital structure, source of funds, payment of dividends, liquidity and financial position.
      The Finance Committee’s primary functions are to:

•	Review and recommend to the Board the long-range financial plan of El Paso.

•	Recommend to the Board financial policies that maintain or improve the financial strength of El Paso.

•	Develop and recommend dividend policies and recommend to the Board specific dividend payments.

•	Review terms and conditions of financing plans, including the issuance of securities, corporate borrowings, off-balance sheet structures, investments and make recommendations to the Board of such financings.

•	Review and make recommendations regarding interest rates, foreign currency and commodity risk management policies, strategies and positions.
      The Finance Committee Charter can be found on our website at www.elpaso.com.
Health, Safety & Environmental Committee
      The Health, Safety & Environmental Committee met four times during 2005. The Health, Safety & Environmental Committee currently consists of four non-employee directors, each of whom the Board has determined is “independent” as such term is defined in the NYSE listing standards and in accordance with our Corporate Governance Guidelines. The Health, Safety & Environmental Committee assists the Board in fulfilling its oversight responsibilities with respect to the Board’s and El Paso’s continuing commitment to improving the environment, ensuring the safety of El Paso’s employees and ensuring that El Paso’s businesses and facilities are operated and maintained in a safe manner.
      The Health, Safety & Environmental Committee’s primary functions are to:

•	Review and provide oversight with regard to El Paso’s policies, standards, accountabilities and programs relative to health, safety and environmental-related matters, including El Paso’s pipeline integrity program.

•	Advise the Board and make recommendations for the Board’s consideration regarding health, safety and environmental-related issues.

•	Review and provide oversight with respect to El Paso’s safety readiness to respond to crises situations.
      The Health, Safety & Environmental Committee Charter can be found on our website at www.elpaso.com.
2005 Compensation for Non-Employee Directors
      The Compensation Committee, in consultation with an independent third-party consultant, periodically reviews non-employee director compensation and benefits and recommends changes (if appropriate) to the full Board of Directors based upon competitive market practices. All members of the Board are reimbursed for their reasonable expenses for attending Board functions. Employee directors do not receive any additional compensation for serving on the Board of Directors. Pursuant to El Paso’s 2005 Compensation Plan for Non-Employee Directors, non-employee directors receive an annual retainer of $80,000, $20,000 of which is required to be paid in deferred shares of El Paso common stock and the remaining $60,000 of which is paid at the election of the director in any combination of cash, deferred cash or deferred shares of common stock. To the extent a director elects to receive deferred shares rather than cash, he or she is credited with deferred shares with a value representing a 25 percent premium to the cash retainer he or she would otherwise have received. For example, an individual director could receive $60,000 in cash and $25,000 ($20,000, plus $5,000 premium) in mandatory deferred common stock assuming he or she elects not to take additional deferred common stock or could receive $100,000 in deferred common stock assuming he or she elects to take the entire retainer in deferred common stock. Each non-employee director who chairs a Committee of the Board of Directors receives an additional retainer fee of $15,000, which may be paid in the same manner as the annual retainer (with a total up to $18,750 if he or she elects to take the entire retainer in deferred common stock). Each non-employee director also receives an annual long-term equity credit in the form of deferred shares of El Paso common stock (excluding any premium) equal to the amount of the annual retainer (currently $80,000). Directors are not entitled to receive their deferred amounts until they cease to be a director of El Paso.

Chairman of the Board
      Mr. Kuehn receives the same compensation and benefits as the other non-employee directors for his service on the Board, plus a cash payment of $33,750 per quarter to compensate him for the additional time spent on Board matters as Chairman of the Board.

Total 2005 Non-Employee Director Compensation
      The following table reflects the compensation and benefits our non-employee directors received during 2005.
All Compensation Paid to Non-Employee Directors in 2005

	Total Cash
	Retainer Fees(1)	All Deferred Shares of Common Stock(2)

		Deferred
		Shares of	Deferred Shares of	Total Deferred
	Annual Board/	Common Stock	Common Stock	Shares of
	Committee Chair	for Retainer/	for Long-Term	Common
	Cash Retainer	Committee Chair Fees	Equity Credit	Stock
Director	($)	(#)	(#)	(#)

Juan Carlos Braniff	$75,000	2,086	6,674	8,760
James L. Dunlap	30,000	2,972	6,674	9,646
Robert W. Goldman	37,500	5,996	6,674	12,670
Anthony W. Hall, Jr.	75,000	2,086	6,674	8,760
Thomas R. Hix	—	8,342	6,674	15,016
William H. Joyce	—	8,342	6,674	15,016
Ronald L. Kuehn, Jr.(3)	135,000	8,342	6,674	15,016
Ferrell P. McClean(4)	—	—	—	—
J. Michael Talbert	60,000	2,086	6,674	8,760
Robert F. Vagt(5)	45,000	1,495	4,783	6,278
John L. Whitmire	—	9,906	6,674	16,580
Joe B. Wyatt	43,125	5,331	6,674	12,005

Total	$500,625	56,984	71,523	128,507

(1)	As described above, non-employee directors receive an annual cash retainer and each non-employee director who chairs a Committee of the Board receives an additional cash retainer. El Paso does not pay special meeting fees to its directors. Amounts paid as expense reimbursements to each director for attending Board functions are not reflected in this table.

(2)	Deferred shares of common stock are credited quarterly and based on the fair market value of our common stock on that date. The amounts reflected in these columns do not include dividend equivalent reinvestments and gains on the deferred shares subsequent to the shares being credited to the directors’ deferred accounts. Directors do not receive any of these shares until they cease to be a director of El Paso.

(3)	As described above, Mr. Kuehn receives the same compensation and benefits as the other non-employee directors for his service on the Board, plus a cash payment of $33,750 per quarter to compensate him for additional time spent as Chairman of the Board. In addition, Mr. Kuehn receives certain other benefits pursuant to his termination and consulting agreement described on page 41 of this proxy statement.

(4)	Ms. McClean’s service on the Board was effective January 1, 2006.

(5)	Mr. Vagt’s service on the Board was effective May 26, 2005.

Director Charitable Award Plan — Terminated
      The Director Charitable Award Plan was adopted in January 1992 to provide for each eligible director to designate up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each director participant. A director was eligible to participate after two consecutive years of service on the Board of Directors. The Director Charitable Award Plan was terminated on December 4, 2003, with respect to any new participants, including current directors that had not served on the Board for at least two years as of the date the plan was terminated. Messrs. Braniff, Hall, Kuehn and Wyatt are eligible to participate in this plan. Based on the current level of participation (including eleven former directors), the annual pre-funding amounts are estimated to be approximately $143,000 per year plus administrative costs.
PROPOSAL NO. 1 — Election of Directors
      The Board. You will have the opportunity to elect our entire Board of Directors, consisting of 13 members, at the Annual Meeting. All of our incumbent directors are standing for reelection. Ms. McClean has been appointed to the Board since the last Annual Meeting and election of directors. All directors are elected annually, and serve a one-year term and until his or her successor has been duly elected and shall qualify.
      Nominations. At the Annual Meeting, we will nominate the 13 persons named in this proxy statement as directors.
      The 13 nominees who receive the highest number of votes at the Annual Meeting will be elected. Broker non-votes, if any, will not be counted in determining the election of directors. Pursuant to El Paso’s Corporate Governance Guidelines, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation for consideration by the Governance & Nominating Committee of the Board of Directors. The Governance & Nominating Committee will consider the circumstances surrounding the resignation and recommend to the Board of Directors whether to accept the director’s resignation as tendered. The Board of Directors will promptly disclose its decision whether to accept the director’s resignation as tendered in a Form 8-K filed with the SEC.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.
      General Information about the Nominees for Election, as of March 20, 2006. Each of the following nominees has agreed to be named in this proxy statement and to serve as a director if elected.

Juan Carlos Braniff Managing Partner Capital I Ltd. Partners, Mexico City, Mexico — Real Estate Investment Fund Age — 48 Member — Audit Committee Member — Finance Committee	Director since 1997
Mr. Braniff has served as the Managing Partner of Capital I Ltd. Partners and a Partner in Alpha Patrimonial S.A. de C.V. since August 2005. Mr. Braniff was a business consultant from January 2004 to August 2005. He served as Vice Chairman of Grupo Financíero BBVA Bancomer from October 1999 to January 2004, as Deputy Chief Executive Officer of Retail Banking from September 1994 to October 1999 and as Executive Vice President of Capital Investments and Mortgage Banking from December 1991 to September 1994.

James L. Dunlap Business Consultant Age — 68 Member — Compensation Committee Member — Governance & Nominating Committee	Director since 2003
Mr. Dunlap’s primary occupation has been as a business consultant since 1999. He served as Vice Chairman, President and Chief Operating Officer of Ocean Energy/United Meridian Corporation from 1996 to 1999. He was responsible for exploration and production and the development of the international exploration business. For 33 years prior to that date, Mr. Dunlap served Texaco, Inc. in various positions, including Senior Vice President, President of Texaco USA, President and Chief Executive Officer of Texaco Canada Inc. and Vice Chairman of Texaco Ltd., London. Mr. Dunlap is currently a member of the board of directors of Massachusetts Mutual Life Insurance Company, a member of the Advisory Council of the Nantucket Conservation Foundation, a trustee of the Culver Educational Foundation and a member of the Corporation of the Woods Hole Oceanographic Institution.

Douglas L. Foshee President and Chief Executive Officer, El Paso Corporation, Houston, Texas — Diversified Energy Company Age — 46	Director since 2003
Mr. Foshee has been President, Chief Executive Officer and a director of El Paso since September 2003. He became Executive Vice President and Chief Operating Officer of Halliburton Company in 2003, having joined that company in 2001 as Executive Vice President and Chief Financial Officer. In December 2003, several subsidiaries of Halliburton, including DII Industries and Kellogg Brown & Root, filed for bankruptcy protection whereby the subsidiaries jointly resolved their asbestos claims. Prior to assuming his position at Halliburton, Mr. Foshee was President, Chief Executive Officer, and Chairman of the Board of Nuevo Energy Company. From 1993 to 1997, Mr. Foshee served Torch Energy Advisors Inc. in various capacities, including Chief Operating Officer and Chief Executive Officer. Mr. Foshee is a director of Central Houston, Inc., the Greater Houston Partnership and the Texas Business Hall of Fame Foundation. He is a member of the Independent Petroleum Association of America, the Interstate Natural Gas Association of America, Houston Producers’ Forum and the Council of Overseers for the Jones Graduate School of Management at Rice University and Rice University’s board of trustees. Mr. Foshee is also a member of the board of the Federal Reserve Bank of Dallas, Houston Branch.

Robert W. Goldman Business Consultant Age — 63 Chairman — Finance Committee Member — Audit Committee	Director since 2003
Mr. Goldman’s primary occupation has been as a business consultant since October 2002. He served as Senior Vice President, Finance and Chief Financial Officer of Conoco, Inc. from 1998 to 2002 and Vice President, Finance from 1991 to 1998. For more than five years prior to that date, he held various executive positions with Conoco, Inc. and E.I. Du Pont de Nemours & Co., Inc. Mr. Goldman was also formerly Vice President and Controller of Conoco, Inc. and Chairman of the Accounting Committee of the American Petroleum Institute. He is currently Vice President, Finance of the World Petroleum Council, and a member of the board of directors of Tesoro Corporation, Parker Drilling Company and McDermott International, Inc.

Anthony W. Hall, Jr. Chief Administrative Officer, City of Houston, Texas Age — 61 Chairman — Governance & Nominating Committee Member — Health, Safety & Environmental Committee	Director since 2001
Mr. Hall has been Chief Administrative Officer of the City of Houston since January 2004. He served as the City Attorney for the City of Houston from March 1998 to January 2004. He served as a director of The Coastal Corporation from August 1999 to January 2001. Prior to March 1998, Mr. Hall was a partner in the Houston law firm of Jackson Walker, LLP. He is a director of Houston Endowment Inc. and Chairman of the Boulé Foundation.

Thomas R. Hix Business Consultant Age — 58 Chairman — Audit Committee Member — Finance Committee	Director since 2004
Mr. Hix has been a business consultant since January 2003. He served as Senior Vice President of Finance and Chief Financial Officer of Cooper Cameron Corporation from January 1995 to January 2003. From September 1993 to April 1995, Mr. Hix served as Senior Vice President of Finance, Treasurer and Chief Financial Officer of The Western Company of North America. Mr. Hix is a member of the board of directors of The Offshore Drilling Company and Health Care Service Corporation.

William H. Joyce
Chairman of the Board and Chief Executive Officer,
Nalco Company,
Naperville, Illinois — Water Treatment,
  Process Chemicals and Service Company
Age — 70

Member — Compensation Committee
Member — Health, Safety & Environmental Committee	Director since 2004
Dr. Joyce has been Chairman of the Board and Chief Executive Officer of Nalco Company since November 2003. From May 2001 to October 2003, he served as Chief Executive Officer of Hercules Inc. In 2001, Dr. Joyce served as Vice Chairman of the Board of Dow Chemical Corporation following its merger with Union Carbide Corporation. Dr. Joyce was named Chief Executive Officer of Union Carbide Corporation in 1995 and Chairman of the Board in 1996. Prior to 1995, Dr. Joyce served in various positions with Union Carbide. Dr. Joyce is a director of CVS Corporation and Celanese Corporation. Dr. Joyce has informed the Celanese Corporation board that he will be resigning his board position at its May 2006 annual meeting of shareholders.

Ronald L. Kuehn, Jr. Chairman of the Board, El Paso Corporation, Houston, Texas — Diversified Energy Company Age — 70	Director since 1999
Mr. Kuehn is currently the Chairman of the El Paso Board. Mr. Kuehn was Chairman of the Board and Chief Executive Officer from March 2003 to September 2003. From September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. Mr. Kuehn served as non-executive Chairman of the Board of El Paso from October 25, 1999 to December 31, 2000. Mr. Kuehn served as President and Chief Executive Officer of Sonat Inc. from June 1984 until his retirement on October 25, 1999. He was Chairman of the Board of Sonat Inc. from April 1986 until his retirement. He is a director of AmSouth Bancorporation, Praxair, Inc. and The Dun & Bradstreet Corporation.

Ferrell P. McClean Business Consultant Age — 59 Member — Finance Committee	Director since 2006
Ms. McClean has been a business consultant since 2002. Ms. McClean served as Managing Director and Senior Advisor to the head of investment banking for J.P. Morgan Chase & Co.’s Global Oil & Gas Group from 2000 to 2002. From 1991 until 2000, Ms. McClean served as Managing Director and co-headed the Global Energy Group of investment banking at J.P. Morgan & Co. Prior to 1991, Ms. McClean held various positions with J.P. Morgan & Co. Ms. McClean served as a member of the board of directors of Unocal Corporation and is currently on the board of directors of GrafTech International Ltd. (formerly UCAR International, Inc.).

J. Michael Talbert Chairman of the Board, Transocean Inc., Houston, Texas — Offshore Drilling Company Age — 59 Member — Compensation Committee Member — Health, Safety & Environmental Committee	Director since 2003
Mr. Talbert has been Chairman of the Board of Transocean Inc. since October 2002. He served as Chief Executive Officer of Transocean Inc. and its predecessor companies from 1994 until October 2002, and has been a member of its board of directors since 1994. Mr. Talbert served as Chairman of the Board of The Offshore Drilling Company from February 2004 to October 2005. He served as President and Chief Executive Officer of Lone Star Gas Company from 1990 to 1994. He served as President of Texas Oil & Gas Company from 1987 to 1990, and served in various positions at Shell Oil Company from 1970 to 1982. Mr. Talbert is a past Chairman of the National Ocean Industries Association and a member of the University of Akron’s College of Engineering Advancement Council.

Robert F. Vagt President, Davidson College, Davidson, North Carolina — Higher Education Age — 59 Member — Finance Committee Member — Governance & Nominating Committee	Director since 2005
Mr. Vagt has been President of Davidson College since 1997. He served as President and Chief Operating Officer of Seagull Energy Corporation from 1996 to 1997. From 1992 to 1996, Mr. Vagt served as President, Chairman and Chief Executive Officer of Global Natural Resources. He served as President and Chief Operating Officer of Adobe Resources Corporation from 1989 to 1992. Prior to 1989, Mr. Vagt served in various positions with Adobe Resources Corporation and its predecessor entities.

John L. Whitmire
Chairman of the Board,
CONSOL Energy, Inc.,
Pittsburgh, Pennsylvania — Multifuel Energy Provider
  and Energy Service Provider
Age — 65

Chairman — Health, Safety & Environmental Committee
Member — Audit Committee	Director since 2003
Mr. Whitmire has been Chairman of CONSOL Energy, Inc. since 1999. He served as Chairman and Chief Executive Officer of Union Texas Petroleum Holdings, Inc. from 1996 to 1998, and spent over 30 years serving Phillips Petroleum Company in various positions including Executive Vice President of Worldwide Exploration and Production from 1992 to 1996 and Vice President of North American Exploration and Production from 1988 to 1992. He also served as a member of the Phillips Petroleum Company Board of Directors from 1994 to 1996. He is a member of the board of directors of GlobalSantaFe Corporation.

Joe B. Wyatt Chancellor Emeritus, Vanderbilt University, Nashville, Tennessee — Higher Education Age — 70 Chairman — Compensation Committee Member — Governance & Nominating Committee	Director since 1999
Mr. Wyatt has been Chancellor Emeritus of Vanderbilt University since August 2000. For eighteen years prior to that date, he served as Chancellor, Chief Executive Officer and Trustee of Vanderbilt University. Prior to joining Vanderbilt University, Mr. Wyatt was a member of the faculty and Vice President of Harvard University. From 1984 until October 1999, Mr. Wyatt was a director of Sonat Inc. He is a director of Ingram Micro, Inc. and Hercules, Inc. He is a principal of the Washington Advisory Group and Chairman of the Universities Research Association.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information as of March 20, 2006 regarding beneficial ownership of common stock by each director, our CEO, the other four most highly compensated executive officers in the last fiscal year, our directors and executive officers as a group and each person or entity known by El Paso to own beneficially more than five percent of its outstanding shares of common stock. No family relationship exists between any of the directors or executive officers of El Paso.

		Beneficial Ownership		Stock		Percent
Title of Class	Name of Beneficial Owner	(Excluding Options)(1)		Options(2)	Total	of Class

Common Stock	Brandes Investment Partners, L.L.C.(3)	41,610,020		0	41,610,020	6.31%
	11988 El Camino Real Suite 500 San Diego, CA 92130
Common Stock	Franklin Resources, Inc.(3)	88,423,901		0	88,423,901	13.41%
	One Franklin Parkway San Mateo, CA 94403-1906
Common Stock	J.C. Braniff	81,846	(4)	21,000	102,846	*
Common Stock	J.L. Dunlap	43,596		8,000	51,596	*
Common Stock	R.W. Goldman	50,475		8,000	58,475	*
Common Stock	A.W. Hall, Jr.	57,299		12,000	69,299	*
Common Stock	T.R. Hix	28,187		0	28,187	*
Common Stock	W.H. Joyce	29,187		0	29,187	*
Common Stock	R.L. Kuehn, Jr.	330,873	(5)	423,100	753,973	*
Common Stock	F.P. McClean	8,975	(6)	0	8,975	*
Common Stock	J.M. Talbert	35,612		8,000	43,612	*
Common Stock	R.F. Vagt	9,298		0	9,298	*
Common Stock	J.L. Whitmire	59,980		8,000	67,980	*
Common Stock	J.B. Wyatt	72,728		14,000	86,728	*
Common Stock	D.L. Foshee	574,141		688,487	1,262,628	*
Common Stock	L.A. Stewart	190,399	(7)	177,796	368,195	*
Common Stock	D.M. Leland	124,191		188,207	312,398	*
Common Stock	R.W. Baker	182,278		284,005	466,283	*
Common Stock	S.B. Ortenstone	112,441		172,245	284,686	*
Common Stock	Directors and executive officers as a group (21 persons total), including those individuals listed above	2,336,352		2,920,440	5,256,792	0.79%

*	Less than one percent

(1)	The individuals named in the table have sole voting and investment power with respect to shares of El Paso common stock beneficially owned, except that Mr. Talbert shares with one or more other individuals voting and investment power with respect to 5,000 shares of common stock. This column also includes shares of common stock held in the El Paso Benefits Protection Trust (as of March 20, 2006) as a result of deferral elections made in accordance with El Paso’s benefit plans. These individuals share voting power with the trustee under that plan and receive dividend equivalents on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

(2)	The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of March 20, 2006, through the exercise of stock options. As of March 20, 2006, the following individuals listed in the table have vested stock options that have an exercise price of $40 or higher and may not be in the money before the options expire. The number of stock options at or above $40 for Messrs. Braniff, Hall, Kuehn, Wyatt, Leland, Baker and Ms. Ortenstone is 5,000, 6,000, 182,500, 8,000, 144,375, 156,709 and 112,775 stock options, respectively.

(3)	According to a Schedule 13G/A filed on February 14, 2006, as of December 31, 2005, Brandes Investment Partners, L.L.C. had shared voting power of 33,888,593 shares of common stock and shared dispositive power of 41,610,020 shares of common stock. According to a Schedule 13G/A filed on February 14, 2006, as of December 31, 2005, Franklin Resources, Inc. was deemed to beneficially own 88,423,901 shares of common stock.

(4)	Mr. Braniff’s beneficial ownership excludes 3,500 shares owned by his wife. Mr. Braniff disclaims any beneficial ownership in those shares.

(5)	Mr. Kuehn’s beneficial ownership excludes 29,720 shares owned by his wife or children. Mr. Kuehn disclaims any beneficial ownership in those shares.

(6)	Ms. McClean’s beneficial ownership includes 1,500 shares held by her husband’s IRA and 2,475 shares held in a revocable trust.

(7)	Ms. Stewart’s beneficial ownership includes 217 shares held by her husband.
EXECUTIVE COMPENSATION
Compensation of Executive Officers
      This table and narrative text discusses the compensation paid in 2005, 2004 and 2003 to our CEO and our four other most highly compensated executive officers. The compensation reflected for each individual was for their services provided in all capacities to El Paso and its subsidiaries. This table also identifies the principal capacity in which each of the executives named in this proxy statement served El Paso at the end of 2005.
Summary Compensation Table(1)

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities	Long-Term
				Other Annual	Stock	Underlying	Incentive Plan	All Other
		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	($)(2)	($)	($)(3)	($)(4)	(#)	($)(5)	($)(6)

Douglas L. Foshee(7)	2005	$937,503	$1,400,000	$—	$2,069,306	403,950	$280,300	$98,438
President and Chief	2004	$630,000	$1,250,000	$—	$1,320,000	375,000	$180,500	$51,750
Executive Officer	2003	$297,115	$600,000	$—	$—	1,000,000	$—	$1,758,913
Lisa A. Stewart(8)	2005	$515,007	$498,792	$20	$620,789	121,185	$—	$43,098
Executive Vice President	2004	$458,337	$441,604	$—	$1,077,600	295,000	$—	$316,250
D. Mark Leland	2005	$377,055	$388,125	$10	$550,925	99,080	$96,975	$27,518
Executive Vice President	2004	$323,208	$231,983	$—	$187,004	53,125	$—	$214,880
and Chief Financial Officer	2003	$260,004	$93,226	$21,000	$—	—	$107,925	$10,125
Robert W. Baker	2005	$422,307	$294,222	$—	$620,789	121,185	$129,192	$32,288
Executive Vice President	2004	$404,004	$295,203	$—	$492,800	140,000	$97,350	$25,658
and General Counsel	2003	$360,837	$350,000	$21,000	$—	—	$—	$10,500
Susan B. Ortenstone	2005	$326,574	$258,545	$83,370	$251,425	49,080	$64,650	$23,977
Senior Vice President,	2004	$268,755	$206,253	$19,155	$179,520	51,000	$—	$266,013
Human Resources &	2003	$211,168	$150,000	$162,237	$—	—	$71,950	$225,434
Administration

(1)	The total amount of compensation paid to each of the executives named in this proxy statement is reflected below. This amount includes all amounts reflected in the Summary Compensation Table, including the value of securities underlying stock options that were granted on April 1, 2005, and an August 10, 2005 grant to Mr. Leland related to his promotion to Executive Vice President and Chief Financial Officer using a Black-Scholes value of $3.8609 and $4.2335, respectively, per share.

2005 Total Compensation

Total
Compensation
Name	($)

Douglas L. Foshee	$6,345,157
Lisa A. Stewart	$2,145,588
D. Mark Leland	$1,841,776
Robert W. Baker	$1,966,681
Susan B. Ortenstone	$1,198,034

(2)	The amount reflected in this column for Messrs. Leland and Baker for 2005, 2004 and 2003 includes an amount for El Paso mandated reductions to fund certain charitable organizations.

(3)	The amount in this column for Ms. Stewart and Mr. Leland for 2005 is a tax gross-up for the value of a Safety Award that was received by Ms. Stewart and Mr. Leland in 2005. The value of the Safety Award is reported in the “All Other Compensation” column and explained in footnote (6) of this Summary Compensation Table. The amount in this column for Ms. Ortenstone for 2005, 2004 and 2003 reflects payments made to Ms. Ortenstone as part of El Paso’s tax equalization program as a result of Ms. Ortenstone’s overseas assignment in Australia. The amount in this column for 2003 for Messrs. Leland and Baker, and $10,500 of the amount in this column for 2003 for Ms. Ortenstone, is a perquisite and benefit allowance received by these executive officers prior to El Paso eliminating the payment of perquisite and benefit allowances to its executive officers. El Paso is including the total value of all perquisites and other personal benefits received by the executives named in this proxy statement in 2003 and 2005 in this column even though the amounts are below the SEC’s reporting threshold. During 2003, El Paso eliminated the payment of perquisite and benefit allowances to its executive officers and no other executive named in this proxy statement has received a perquisite and benefit allowance. The cost of providing home security for Mr. Foshee and Ms. Stewart is a nontaxable fringe benefit and the combined cost is less than $100 per month. In addition, El Paso pays for the costs of annual executive physicals for its officers, including the executives named in this proxy statement.

(4)	In 2005, Mr. Leland received a grant of 25,000 shares of restricted stock in connection with his promotion to Executive Vice President and Chief Financial Officer and the total value reflected in this column for Mr. Leland includes the value of those shares on the date of grant. The remainder of the shares of restricted stock granted to the executives named in this proxy statement during 2005 are annual grants pursuant to El Paso’s long-term incentive compensation plan. The total number of shares and value of restricted stock granted (including the amount reflected in this column) and held on December 31, 2005, and the amount of restricted stock dividends received during 2005, are as follows:
Restricted Stock as of December 31, 2005

			Restricted
			Stock
	Shares of	Value of	Dividends
	Restricted	Restricted	Received
	Stock	Stock	during 2005
Name	(#)	($)	($)

Douglas L. Foshee	379,308	$4,612,385	$53,345
Lisa A. Stewart	158,295	$1,924,867	$24,664
D. Mark Leland	71,490	$869,318	$8,073
Robert W. Baker	111,997	$1,361,884	$16,142
Susan B. Ortenstone	44,786	$544,598	$6,493

These shares are subject to a time-vesting schedule of three years from the date of grant. In addition, most of these shares were granted as a result of the achievement of certain performance measures. The total value of the restricted stock can be realized only if the executives named in this proxy statement remain employees of El Paso for the required vesting period. The dividends awarded on the restricted stock are paid directly to the holder of the restricted stock at the same rate as holders of El Paso common stock.

(5)	For 2005, 2004 and 2003, the amounts reflected in this column are the value of shares of performance-based restricted stock on the date they vested. These shares of performance-based restricted stock were originally reported, if required, in a long-term incentive table in El Paso’s proxy statement for the year in which the shares of restricted stock were granted, along with the necessary performance measures for their vesting. On the start date of his employment, Mr. Foshee was granted 200,000 shares of performance-based restricted stock. Based on El Paso’s performance relative to its peer companies during the first year of Mr. Foshee’s employment, 100,000 of the 200,000 shares vested and the remaining 100,000 shares were forfeited. The 100,000 shares that vested based on performance also time vest pro-rata over a five-year period. The first 20,000 shares of restricted stock vested based on time on October 11, 2004, and the value of the shares on the date they vested is reflected in this column for Mr. Foshee for 2004. The second 20,000 shares of restricted stock vested based on time on October 1, 2005, and the value of the shares on the date they vested is reflected in this column for Mr. Foshee for 2005.

(6)	The compensation reflected in this column for 2005 includes El Paso’s contributions to the El Paso Retirement Savings Plan and supplemental company match for the Retirement Savings Plan under the 2005 Supplemental Benefits Plan and any other special payments, as follows:
El Paso’s Contributions to the Retirement Savings Plan
and Supplemental Company Match for the Retirement Savings Plan under the
2005 Supplemental Benefits Plan and Other Special Payments
for Fiscal Year 2005

		2005
	Retirement	Supplemental	Other Special
	Savings Plan	Benefits Plan	Payments
Name	($)(a)	($)(a)	($)(b)

Douglas L. Foshee	$9,450	$88,988	$—
Lisa A. Stewart	$9,450	$33,598	$50
D. Mark Leland	$9,450	$18,043	$25
Robert W. Baker	$9,450	$22,838	$—
Susan B. Ortenstone	$9,450	$14,527	$—

(a)	The amounts in these columns are included in the calculation of the total payment obligations under El Paso’s supplemental benefits plans as of December 31, 2005 described beginning on page 43 of this proxy statement.

(b)	El Paso does not have a deferred compensation plan and, therefore, does not pay any interest on deferred amounts. The amount in this column for Ms. Stewart and Mr. Leland reflects the value of a Safety Award, excluding any applicable tax gross-up. The applicable tax gross-up is reported in the “Other Annual Compensation” column and explained in footnote (3) of this Summary Compensation Table.

In addition, the amount in this column for Mr. Foshee in 2003 includes the value of a sign-on bonus in the amount of $875,000 in cash and $875,000 in common stock. The amount in this column for Ms. Stewart in 2004 reflects the value of Ms. Stewart’s sign-on bonus which was paid to her when she joined El Paso on February 2, 2004. The amount in this column for Mr. Leland in 2004 reflects the value of a special payment made to Mr. Leland as a result of the sale of GulfTerra Energy Partners, L.P. The amount in this column for Ms. Ortenstone in 2004 and 2003 reflects payments in connection with Ms. Ortenstone’s overseas assignment in Australia. The amount in 2004 includes $251,388 in imputed income as a result of foreign income taxes paid by El Paso for Ms. Ortenstone. The amount in 2003 includes $23,125 as part of Ms. Ortenstone’s mobility premium related to her overseas assignment,

$63,652 for relocation and overseas personal living expenses, $20,719 for repatriation airfare and $111,529 in imputed income as a result of foreign income taxes paid by El Paso for Ms. Ortenstone.

(7)	Mr. Foshee began his employment with El Paso on September 1, 2003.

(8)	Ms. Stewart began her employment with El Paso on February 2, 2004.
Stock Option Grants
      This table sets forth the number of stock options granted at fair market value to the executives named in this proxy statement during 2005. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2015 (the expiration date of the stock options) at an assumed annualized rate of stock price appreciation of five percent and ten percent over the full ten-year term of the stock options. As the table indicates for the grant made on April 1, 2005, annualized stock price appreciation of five percent and ten percent would result in stock prices in the year 2015 of approximately $17.41 and $27.71 per share, respectively. Further as the table indicates for the grant made on August 10, 2005 to Mr. Leland, annualized stock price appreciation of five percent and ten percent would result in stock prices in the year 2015 of approximately $19.53 and $31.10 per share, respectively. The amounts shown in the table as potential realizable values for all stockholders’ stock (approximately $4.4 billion and $11.2 billion for the April 1, 2005 grant and approximately $5.0 billion and $12.6 billion for the August 10, 2005 grant) represent the corresponding increases in the market value of 659,461,771 shares of the common stock outstanding as of December 31, 2005. No gain to the executives named in this proxy statement is possible without an increase in stock price, which would benefit all stockholders. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.
Option Grants in 2005

	Individual Grants(1)				Potential Realizable Value at
					Assumed Annual Rates of Stock
					Price Appreciation for Option Term
		Percent
		of Total			If Stock Price at	If Stock Price at
	Number of	Options			$17.40474 and	$27.71414 and
	Securities	Granted			$19.53045 in	$31.09897 in
	Underlying	to all	Exercise		2015	2015
	Options	Employees	Price	Expiration
Name	Granted (#)	in 2005	($/Share)	Date	5% ($)	10% ($)

All Shareholders’ Stock Appreciation
April 1, 2005 Grant	N/A	N/A	N/A	N/A	$4,431,411,039	$11,230,065,627
August 10, 2005 Grant	N/A	N/A	N/A	N/A	$4,972,636,253	$12,601,636,581
Douglas L. Foshee	403,950	9.50%	$10.68500	4/1/2015	$2,714,439	$6,878,920
Lisa A. Stewart	121,185	2.85%	$10.68500	4/1/2015	$814,332	$2,063,676
D. Mark Leland	49,080	1.15%	$10.68500	4/1/2015	$329,805	$835,790
	50,000	1.18%	$11.99000	8/10/2015	$377,022	$955,449
Robert W. Baker	121,185	2.85%	$10.68500	4/1/2015	$814,332	$2,063,676
Susan B. Ortenstone	49,080	1.15%	$10.68500	4/1/2015	$329,805	$835,790

(1)	There were no stock appreciation rights granted in 2005. Any unvested stock options become fully exercisable in the event of an executive’s termination of employment without cause or by the executive for “good reason”, if applicable, within two years following a “change in control” of El Paso. See page 46 of this proxy statement for a description of El Paso’s 2005 Omnibus Incentive Compensation Plan and the definition of the term “change in control.” Under the terms of El Paso’s 2005 Omnibus Incentive Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations on exercise in the event of termination of employment.

Option Exercises and Year-End Value Table
      This table sets forth information concerning stock option exercises and the fiscal year-end values of the unexercised stock options, provided on an aggregate basis, for each of the executives named in this proxy statement.
Aggregated Option Exercises in 2005
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-the-Money Options at
	Acquired	Value	at Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	on Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas L. Foshee	0	$0	493,750	1,285,200	$2,403,781	$4,917,190
Lisa A. Stewart	0	$0	73,750	342,435	$363,819	$1,270,810
D. Mark Leland	0	$0	162,656	138,923	$67,401	$283,592
Robert W. Baker	0	$0	218,709	226,185	$177,625	$712,229
Susan B. Ortenstone	0	$0	147,225	87,330	$64,706	$266,757

(1)	The figures presented in these columns have been calculated based upon the difference between $12.165, the per share fair market value of the common stock on December 30, 2005 (the last trading day of 2005), for each in-the-money stock option, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. No executives named in this proxy statement had stock appreciation rights that were outstanding on December 31, 2005.
PENSION PLAN
      Effective January 1, 1997, El Paso amended its Pension Plan to provide pension benefits under a cash balance plan formula that defines participant benefits in terms of a hypothetical account balance. Prior to adopting a cash balance plan, El Paso provided pension benefits under a plan (the “Prior Plan”) that defined monthly benefits based on final average earnings and years of service. Under the cash balance plan, an initial account balance was established for each El Paso employee who was a participant in the Prior Plan on December 31, 1996. The initial account balance was equal to the present value of Prior Plan benefits as of December 31, 1996.
      At the end of each calendar quarter, participant account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of four percent per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

Age Plus Service	Pay Credit Percentage

Less than 35	4%
35 to 49	5%
50 to 64	6%
65 and over	7%
      Under El Paso’s Pension Plan and applicable Code provisions, compensation in excess of $210,000 cannot be taken into account and the maximum payable benefit in 2005 was $170,000. Any excess benefits otherwise accruing under El Paso’s Pension Plan are payable under El Paso’s 2005 Supplemental Benefits Plan which was adopted effective January 1, 2005, in connection with the implementation of Section 409A of the Code. The 2005 Supplemental Benefits Plan replaces El Paso’s prior supplemental benefits plan for benefits accruing after 2004. The prior supplemental benefits plan was amended to utilize certain grandfathering provisions under Section 409A and the proposed regulations reflected thereunder. Participants will receive benefits from El Paso’s 2005 Supplemental Benefits Plan upon termination of employment in the form of a lump sum payment except that benefit payments under the plan to certain “key employees,” as determined pursuant to Section 409A of the Code, will be delayed until six months after their termination. Participants will receive benefits from El Paso’s prior supplemental benefits plan upon termination of employment in the form of a lump sum payment unless a valid irrevocable election was made to receive payment in a form other than lump sum prior to June 1, 2004. See “Benefit Plans” in this proxy statement for further information regarding El Paso’s supplemental benefits plans.
      Participants with an initial account balance on January 1, 1997 are provided minimum benefits equal to the Prior Plan benefit accrued as of the end of 2001. Upon retirement, certain participants (which includes Mr. Leland) are provided pension benefits that equal the greater of the cash balance formula benefit or the Prior Plan benefit. For Mr. Leland, the Prior Plan benefit reflects accruals through the end of 2001 and is computed as follows: for each year of credited service up to a total of 30 years, 1.1 percent of the first $26,800, plus 1.6 percent of the excess over $26,800, of the participant’s average annual earnings during his five years of highest earnings.
      Credited service as of December 31, 2001, for Mr. Leland is reflected in the table below. Amounts reported under Salary and Bonus for each executive named in this proxy statement approximate earnings as defined under the Pension Plan.
      Estimated annual benefits payable from the Pension Plan and supplemental benefits plans upon retirement at the normal retirement age (age 65) for each executive named in this proxy statement is reflected below (based on assumptions that each executive receives base salary as shown in the table below with no pay increases, receives target annual bonuses as shown in the table below beginning with bonuses earned for fiscal year 2005, and cash balances are credited with interest at a rate of 4.33 percent for 2006 and four percent per annum thereafter):

		Target Bonus
		(as a % of		Pay Credit	Estimated
	December 31, 2005	Base Pay	Credited	Percentage	Annual
Named Executive	Base Pay Rate	Rate)	Service(1)	During 2005	Benefits ($)(2)

Douglas L. Foshee	$950,004	100%	N/A	5%	$350,874
Lisa A. Stewart	$520,008	80%	N/A	5%	$146,537
D. Mark Leland	$450,000	60%	16	6%	$207,814
Robert W. Baker	$426,408	60%	N/A	7%	$147,690
Susan B. Ortenstone	$343,764	60%	N/A	7%	$113,509

(1)	For Mr. Leland, credited service shown is as of December 31, 2001.

(2)	The projected cash balance benefit at age 65 for Mr. Leland is greater than his Prior Plan minimum benefit.

PERFORMANCE GRAPH
      El Paso has made previous filings and may make future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. The following graph, the Audit Committee Report and the Compensation Committee Report on Executive Compensation do not constitute soliciting materials and are not considered filed or incorporated by reference into any other El Paso filing or filing of its subsidiaries or affiliates under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.
      This graph reflects the changes in the value of $100 invested since December 31, 2000 as invested in El Paso’s common stock, the Standard & Poor’s 500 Stock Index, the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index, the Standard & Poor’s 500 Oil & Gas Refining & Marketing Index, and El Paso’s Peer Group. In the 2005 proxy statement, we provided this comparison through December 31, 2004 against the Standard & Poor’s 500 Oil & Gas Refining, Marketing & Transportation Index, which then included El Paso and has since been renamed the Standard & Poor’s 500 Oil & Gas Refining & Marketing Index. El Paso is no longer included in that index and is now included in the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index. The Standard & Poor’s 500 Oil & Gas Storage & Transportation Index was created as of May 1, 2005 and the historical values for this index are not available. Accordingly, El Paso is providing this comparison against a custom index which includes the companies in the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index, which includes El Paso. For your information, we have also provided this comparison against El Paso’s Peer Group, which includes the companies described on page 32 of this proxy statement and El Paso.
COMPARISON OF ANNUAL CUMULATIVE TOTAL VALUES FROM 2000-2005
FOR EL PASO, THE S&P 500 STOCK INDEX,
THE S&P 500 OIL & GAS STORAGE & TRANSPORTATION INDEX1,
THE S&P 500 OIL & GAS REFINING & MARKETING INDEX2,
AND OUR PEER GROUP

	12/00	12/01	12/02	12/03	12/04	12/05

El Paso Corporation	$100	$63.31	$10.62	$12.78	$16.53	$19.61
S&P 500 Stock Index	$100	$88.11	$68.64	$88.33	$97.94	$102.75
S&P 500 Oil & Gas Storage & Transportation Index[1]	$100	$72.99	$17.28	$28.19	$39.44	$52.10
S&P 500 Oil & Gas Refining & Marketing Index[2]	$100	$135.51	$104.33	$165.86	$272.38	$488.12
Peer Group	$100	$86.76	$56.94	$74.69	$104.96	$146.43

(1)	The S&P 500 Oil & Gas Storage & Transportation Index was created as of May 1, 2005 and the historical values for this index are not available. Accordingly, El Paso is providing this comparison against a custom index which includes the companies in the S&P’s 500 Oil & Gas Storage & Transportation Index, which includes El Paso.

(2)	The S&P 500 Oil & Gas Refining & Marketing Index was formerly the S&P 500 Oil & Gas Refining, Marketing & Transportation Index.
      The annual values of each investment are based on the share price appreciation and assume cash dividend reinvestment. The calculations exclude any applicable brokerage commissions and taxes. Cumulative total stockholder return from each investment can be calculated from the annual values given above.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      See “Employment Contracts, Termination of Employment, Change in Control Arrangements, and Director and Officer Indemnification Agreements” beginning on page 41 of this proxy statement.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee currently consists of the following independent directors: Messrs. Dunlap, Joyce, Talbert and Wyatt. Mr. Joyce has served as a member of the Compensation Committee since May 2005. Mr. Bissell, a retired director, served on the Compensation Committee until May 2005. The Compensation Committee oversees El Paso’s executive compensation programs, and the Committee’s primary objectives are to:

•	pay-for-performance so that the interests of El Paso’s management are closely aligned with both the short-term and long-term interests of El Paso’s stockholders;

•	review El Paso’s executive compensation programs to ensure that all components of the programs reward performance in a manner that attracts and retains competent executive personnel; and

•	ensure El Paso’s management is committed to stock ownership to further link the interests of El Paso’s management with the interests of El Paso’s stockholders.
      The Compensation Committee’s charter reflects the Committee’s various responsibilities, and the Committee periodically reviews the charter and makes any necessary revisions to the charter. The Compensation Committee engages an independent executive compensation consulting firm to assist the Committee in its review of El Paso’s executive compensation programs to ensure they are competitive and consistent with the Committee’s stated philosophy. The executive compensation consultant is retained by and is directly accountable to the Committee.
      Compensation Committee Interlocks and Insider Participation. The Compensation Committee has neither interlocks nor insider participation.
Independent Executive Compensation Consultant
      In late 2005, we, in consulting with the Audit Committee of the Board, determined it would be appropriate to replace the independent executive compensation consultant that we had used for the previous one and one-half years. While we were pleased with the services that had been provided by our independent executive compensation consultant, Deloitte Consulting, and would not otherwise have made a change, our previous consultant was affiliated with one of the four largest independent registered public accounting firms. In light of the request for proposal (“RFP”) process that the Audit Committee is currently conducting (see the Audit Committee Report beginning on page 38 of this proxy statement), we decided to interview, select and retain an independent executive compensation consulting firm that did not have any affiliation with one of the four largest independent registered public accounting firms to avoid the potential for perceived conflicts of interest. Accordingly, we met with representatives of several different independent executive compensation consulting firms and conducted due diligence necessary to provide us with comfort that (1) the firm had the qualified individuals and resources to handle our executive compensation consulting needs; (2) the firm would be independent from members of management, the Board and from any potential independent registered accounting firm selected by the Audit Committee; and (3) services would be provided at a reasonable cost. After extensive discussions of the Committee, we selected Mercer Human Resource Consulting as our independent executive compensation consulting firm.
General Compensation Philosophy
      Our general compensation philosophy is to ensure our executives’ compensation is competitive, performance-based and aligns our executive’s interests with those of our stockholders. Specifically, our goal is to design a comprehensive yet easy to understand executive compensation program that (1) pays-for-performance so that a large part of the potential total compensation our executives receive is dependent on the performance of El Paso (and, if appropriate, the performance of El Paso’s business units) as well as each individual executive’s performance; (2) is targeted at the 50th percentile of the relevant peer group of companies; and (3) aligns the executives’ interests with both the short-term and long-term interests of our stockholders. We accomplish this goal through the structure of the components of our executive compensation program.
Components of Compensation
      Our executives’ total compensation includes three components: base salary, an annual cash incentive bonus, and long-term incentive awards in the form of restricted common stock and stock options. Each component of our executive compensation program is, to a significant extent, dependent upon both El Paso’s performance (and, where appropriate, the performance of El Paso’s business units) and individual performance. El Paso’s performance goals include its attainment of certain financial and non-financial goals that are established by the Committee at the beginning of each year, and El Paso’s relative total shareholder return compared to its peer group of companies. We are committed to stock ownership and believe equity compensation remains an important long-term incentive for rewarding individual performance as well as closely aligning management’s interests with the interests of our stockholders.
      We believe each component of our executives’ compensation has a specific purpose, as discussed in detail below.
      Base Salary. Base salaries are paid for ongoing performance throughout the year. We review base salaries annually to ensure they are competitive and commensurate with each executive’s job responsibilities and the executive’s performance. The base salary of our executive officers is targeted at the 50th percentile of the base salaries of El Paso’s peer group of companies. We also take into consideration relevant industry compensation data and analysis, as well as internal equitable considerations, when making this determination.
      Annual Cash Incentive Bonuses. We pay annual cash incentive bonuses after the end of a calendar year once we have determined El Paso’s performance (and, where applicable, the performance of El Paso’s business units) and each individual executive’s performance relative to the performance goals that we establish at the beginning of each year. We establish the annual cash incentive bonus opportunity for each executive officer at the beginning of the year at a target level. The target level is reviewed annually to ensure that the target opportunities are competitive and commensurate with each executive’s job responsibilities. An executive’s annual cash incentive bonus may be lower (including no bonus being paid) than target level when target levels of performance are not achieved. There is also upside potential for an executive’s annual cash incentive bonus to exceed the target level in the event of exceptional performance by El Paso, a business unit and/or an individual executive. The annual cash incentive bonuses of our executive officers are targeted at the 50th percentile of the cash bonuses of El Paso’s peer group of companies if El Paso’s and the individual executive’s performances are at target levels. We also take into consideration relevant industry compensation data and analysis, as well as internal equitable considerations, when making this determination.
      Long-Term Incentive Awards. Long-term incentive awards are currently in the form of restricted common stock and stock options. Restricted stock and stock options tie directly to the performance of

El Paso’s common stock and provide the executive an incentive to build stockholder value. Restricted stock and stock options also provide an effective means of executive retention because the awards are focused long-term and vest over a period of years. The value of long-term incentive awards are allocated approximately 50 percent in restricted stock and 50 percent in stock options. Generally, long-term incentive awards vest over a three- or four-year period in equal annual installments. An executive officer will forfeit the award if he or she voluntarily leaves El Paso prior to vesting. The value of long-term incentive awards for executive officers is targeted at approximately the 50th percentile of the long-term incentive awards of El Paso’s peer group of companies if El Paso’s and the individual executive’s performances are at target levels. We also take into consideration relevant industry compensation data and analysis, as well as internal equitable considerations, when making this determination. The amount of equity that is available for annual grants, or the equity pool, is tied to El Paso’s business plan as well as El Paso’s relative total shareholder return compared to its peer group of companies. For restricted stock and stock option grants made in 2005 and 2006 for 2004 and 2005 performance, respectively, the Committee determined the available equity pool based upon El Paso’s performance, as follows: 50 percent of the total value of the equity pool was based on El Paso’s performance against its annual performance goals and 50 percent on El Paso’s relative total shareholder return compared to its peer group of companies (described below). Further, the Compensation Committee has asked its new independent executive consulting firm to evaluate the current philosophy for equity grants and address whether it is appropriate in light of the current market practices for El Paso’s industry.
Employment Arrangements
      While Mr. Foshee and Ms. Stewart each have a letter agreement with El Paso in connection with their employment, their compensation and benefits are determined in accordance with the policies described above and under El Paso’s plans in effect from time to time. No other executive named in this proxy statement has a letter agreement, and their compensation and benefits are determined in accordance with the policies described above and under El Paso’s plans in effect from time to time. El Paso’s plans are described beginning on page 41 of this proxy statement.
Stock Ownership Requirements
      El Paso’s Corporate Governance Guidelines provide stock ownership requirements for El Paso’s executive officers to emphasize stock ownership by our management and to further link their interests with the interests of our stockholders. The guidelines require that the CEO own shares of El Paso common stock with a value of at least three times his or her annual base salary. The other executive officers are required to own El Paso common stock with a value of at least two times their annual base salary. For additional information regarding our stock ownership requirements, see page 8 of this proxy statement or our Corporate Governance Guidelines.
Perquisites and Personal Benefits
      We seek to maintain equal standards of treatment between our executive officers and other El Paso employees. We no longer provide personal perquisite and benefit allowances to officers. We provide home security systems for certain of our executive officers, including Mr. Foshee and Ms. Stewart, and we pay for the costs of annual executive physicals for our officers, including all of the officers named in this proxy statement. We do not have any outstanding loans to executive officers, and there have not been loans of any kind made to executive officers since federal law prohibited this practice in 2002.
Total Compensation
      In order to determine appropriate levels of total compensation for our executive officers, we periodically conduct a thorough competitive evaluation with the help of our executive compensation consultant. We consider relevant industry and market changes when evaluating El Paso’s performance as well as each individual executive’s performance. We review and interpret executive compensation benchmark data that compares El Paso with a peer group of companies. The data is derived from several sources, including widely recognized executive compensation surveys and proxy statement data. The peer group includes some of the companies included in the Standard & Poor’s 500 Oil & Gas Storage & Transportation Index, which is reflected in the Performance Graph found on page 28 of this proxy statement. However, this Index consists of only three companies and is not, in our opinion, a representative group of companies to which we should compare ourselves for compensation purposes. Accordingly, we included additional companies with revenues comparable to El Paso’s that our executive compensation consultant and we believe represented El Paso’s appropriate comparators for executive pay purposes. In 2005, El Paso’s peer group included the following companies: Apache Corp., Anadarko Petroleum, Burlington Resources, CenterPoint Energy, Devon Energy, Dominion Resources, Inc., Duke Energy Corp., Equitable Resources, Inc., Kinder Morgan, Inc., PG&E Corp., Questar Corp., Reliant Resources, Inc., Sempra Energy, TXU Corp. and Williams Companies, Inc. We have asked our new independent executive compensation consultant for recommendations regarding the appropriate peer group for El Paso and will, as necessary, make adjustments to the peer group to best represent the industry/market in which El Paso competes for executive talent. We strive to pay market competitive compensation at all levels of employees and officers throughout El Paso. We review compensation trend information to ensure that changes in compensation are justified given the market conditions at the time.
      During 2005, we reviewed all of the components of total compensation paid to each executive officer during the prior five-year period, including base salaries, annual cash incentive bonuses, the value of long-term incentive awards and any special payments made to an individual executive officer. Tables quantifying the components of each executive officer’s total compensation were presented to and reviewed by the Committee. In addition, the Committee reviewed the total potential benefits each executive officer could receive pursuant to El Paso’s employee benefit, severance protection and equity compensation plans upon various termination events, including a termination within two years following a change in control of El Paso. We considered this analysis in determining any adjustments to individual base salaries or target levels for annual cash incentive bonuses and prior to approving annual grants of long-term incentive awards.
Internal Pay Equity
      The Compensation Committee is aware that establishing total executive compensation levels solely on the basis of the 50th percentile of a peer group, without additional analysis, may lead to an inaccurate analysis of executive compensation. Accordingly, we also take into account additional individual factors when establishing total executive compensation levels. Some of these factors include the executive’s level of experience, the executive’s tenure and responsibilities within El Paso, the position within El Paso and the appropriate competitive pressures for that position within the industry. In addition, we ask our independent executive compensation consulting firm to provide to us an objective opinion regarding our total executive compensation levels relative to their responsibilities and we base our decisions on this combined information.
      In addition to considering external market conditions and individual factors when establishing total executive compensation levels, we monitor the relationship between the compensation of our executives and the compensation of our non-managerial employees. During 2005, we reviewed a historical comparison of average pay for senior management and non-management employees. This analysis included a six-year period from 1999 through 2004 and showed that there has been a decrease in the ratio of average pay for senior management to non-managerial employees in recent years. We will continue to conduct this analysis and avoid any unjustified widening of that compensation differential.
Tax Considerations — Sections 409A and 162(m) of the Code
      Section 409A of the Code imposes new requirements for deferred compensation arrangements, which may include certain equity compensation awards and separation pay plans. During 2005 and 2006, an analysis of El Paso’s equity compensation and employee benefit plans was prepared to determine which plans would need to be revised to bring El Paso’s plans in compliance with Section 409A and the proposed regulations. Based on this analysis, the Compensation Committee recommended that the Board approve the adoption of the 2005 Supplemental Benefits Plan. The 2005 Supplemental Benefits Plan replaces El Paso’s prior supplemental benefits plan for benefits accruing after 2004. The prior supplemental benefits plan was amended to utilize certain grandfathering provisions under Section 409A and to provide that participants will cease to accrue benefits under it effective as of December 31, 2004. The 2005 Supplemental Benefits Plan provides for the same benefits as under the prior plan, with benefits to begin accruing effective January 1, 2005. See the description of El Paso’s supplemental benefits plans beginning on page 43 of this proxy statement.
      Section 162(m) of the Code affects El Paso’s federal income tax deduction for compensation paid to El Paso’s CEO and four other highest paid executive officers. To the extent compensation is “performance-based” within the meaning of Section 162(m), the Section’s limitations will not apply. El Paso’s executive compensation plans are structured to qualify as performance-based compensation under Section 162(m). Specifically, annual cash incentive awards, stock options and performance-based restricted stock are designed to meet the requirements of Section 162(m). While we strive to make awards under El Paso plans that are intended to qualify as performance-based compensation under Section 162(m), it is possible under certain circumstances that some portion of the compensation paid to El Paso’s executive officers will not meet the standards of deductibility under Section 162(m). We reserve the right to award compensation which does not qualify as performance-based under Section 162(m) if we determine that such awards are necessary to provide a competitive compensation package to attract and retain qualified executive talent.
2005 Base Salary Adjustments, 2005 Annual Cash Incentive Bonuses for 2004 Performance, 2005 Target Bonus Opportunities and 2005 Long-Term Incentive Awards
      In March 2005, we approved new annual base salaries for each of the executive officers named in this proxy statement effective as of April 1, 2005. We authorized these base salary adjustments based on competitive market data and commensurate with each executive’s job responsibilities and the individual executive’s performance. Also in March 2005, we authorized (1) the payment of annual cash incentive bonuses for 2004 performance to each of the executive officers based upon both El Paso’s performance and the individual performance of the executive officer, (2) new 2005 target annual cash incentive bonus opportunities and (3) an annual grant of long-term incentive awards in the form of restricted stock and stock options for each of the executive officers. The long-term incentive awards were granted on April 1, 2005. The following table sets forth information with respect to (a) 2005 annual base salaries, (b) annual cash incentive bonuses that were paid in April 2005 for 2004 performance, (c) 2005 target bonus opportunities and (d) 2005 long-term incentive awards that were granted on April 1, 2005, for each of the executive officers named in this proxy statement.
2005 Base Salary Adjustments,
2005 Annual Cash Incentive Bonuses for 2004 Performance,
2005 Target Bonus Opportunities and
2005 Long-Term Incentive Awards

				2005 Long-Term
				Incentive Award
		2005 Annual Cash	2005 Target
	2005 Base	Incentive Bonus for	Bonus	Stock	Restricted
	Salary	2004 Performance	Opportunity	Options	Stock
Name	($)	($)	(%)	(#)	(#)

Douglas L. Foshee	$950,004	$1,250,000	100%	403,950	194,301
Lisa A. Stewart	$520,008	$441,604	80%	121,185	58,290
D. Mark Leland(1)	$450,000	$231,983	60%	49,080	23,608
Robert W. Baker	$426,408	$295,203	60%	121,185	58,290
Susan B. Ortenstone	$343,764	$206,253	60%	49,080	23,608

(1)	We approved Mr. Leland’s base salary effective as of August 10, 2005, in connection with his appointment as El Paso’s Executive Vice President and Chief Financial Officer. Also on August 10, 2005, we approved a new target annual cash incentive bonus opportunity for Mr. Leland for 2005 at a rate of 60% of his base salary. For 2005, Mr. Leland’s annual cash incentive bonus ranged from a minimum of 0% to a maximum of 135% of his base salary depending on the level of both individual and company performance. In addition, we authorized an additional grant of long-term incentive awards for Mr. Leland in the form of stock options to purchase 50,000 shares of common stock at a price equal to the fair market value of the stock on August 10, 2005, the date of grant, and 25,000 shares of restricted stock. The stock options will vest in four equal annual installments beginning one year from the date of grant. The restrictions on the shares of restricted stock will lapse in three equal annual installments beginning one year from the date of grant. Mr. Leland’s compensation and benefits are determined in accordance with the policies described above and under El Paso’s plans in effect from time to time.

Total Potential Benefits Assuming Various Termination Events
      Also during 2005, we reviewed the total financial benefits that our CEO and other executive officers potentially could receive pursuant to El Paso’s employee benefit, severance protection, and equity compensation plans upon the following termination events: involuntary termination without cause, voluntary termination, termination with cause, retirement and termination (except where termination is by reason of death, disability, with “cause” or initiated by the executive other than for “good reason”) within two years following a change in control of El Paso. The total remuneration included all aspects of each executive officer’s compensation benefits under El Paso’s plans, including the future value of outstanding stock options and restricted stock under varying stock price growth assumptions and, as applicable, the impact of accelerated vesting.
      The following table reflects the potential benefits the executive officers named in this proxy statement could receive pursuant to El Paso’s employee benefit, severance protection and equity compensation plans assuming the following termination events occurred on December 31, 2005:
Total Potential Benefits Pursuant to El Paso’s
Employee Benefit, Severance Protection and Equity Compensation Plans
Assuming Termination Event Occurs on December 31, 2005 (1)

	Involuntary				Change in
	Termination	Voluntary		Termination	Control of
	without Cause	Termination	Retirement	with Cause	El Paso
Name	($)(2)(3)	($)(3)(4)	($)(3)(4)	($)(5)	($)(3)(6)(8)

Douglas L. Foshee(7)	$4,857,880	$2,459,814	$137,501	$137,501	$18,557,719
Lisa A. Stewart(7)	$1,570,428	$396,598	$44,948	$44,948	$5,866,551
D. Mark Leland	$1,107,801	$404,231	$339,021	$339,021	$3,249,474
Robert W. Baker	$1,400,848	$502,644	$330,794	$330,794	$4,162,823
Susan B. Ortenstone	$833,168	$244,287	$227,521	$227,521	$2,401,730

Total	$9,770,125	$4,007,574	$1,079,785	$1,079,785	$34,238,297

(1)	The amounts reflected in this table do not reflect the balances, if any, that each individual may have vested in El Paso’s Retirement Savings Plan. All amounts are for illustrative purposes only based upon amounts payable in the event of certain events of termination of employment as of December 31, 2005, and utilizing certain assumptions described herein.

(2)	As of December 31, 2005, the amounts in this column reflect total potential benefits under El Paso’s pension, supplemental benefits, severance pay and equity compensation plans in the event the executives named in this proxy statement are involuntarily terminated without cause.

(3)	The value of stock options is calculated using the difference between an assumed $12 stock price as of December 31, 2005, and the applicable exercise price for each stock option. The actual amounts realized from equity could be greater than or less than those amounts reflected in this column depending upon El Paso’s actual stock price. Unless the stock options expire by their own terms, all stock options granted may be exercised for a period of one year following an involuntary termination without cause (three years following an involuntary termination without cause for pre-1997 grants), for a period of three months following a voluntary termination (three years following a voluntary termination for pre-1997 grants) and for a period of three years following a retirement or a change in control of El Paso. The value of restricted stock is calculated using an assumed fair market value of $12.

(4)	As of December 31, 2005, the amounts in this column reflect total potential benefits under El Paso’s pension, supplemental benefits and equity compensation plans in the event the executives named in this proxy statement voluntarily terminate their employment with El Paso or retire.

(5)	As of December 31, 2005, the amounts in this column reflect total potential benefits under El Paso’s pension and supplemental benefits plans in the event the executives named in this proxy statement are terminated with cause.

(6)	As of December 31, 2005, the amounts in this column reflect total potential benefits under El Paso’s pension, supplemental benefits, severance protection and equity compensation plans in the event the executives named in this proxy statement are terminated (except where termination is by reason of death, disability, with “cause” or initiated by the executive other than for “good reason”) within two years following a change in control of El Paso.

(7)	As of December 31, 2005, Mr. Foshee and Ms. Stewart were not vested in their pension benefits.

(8)	In addition to the amount in this column, the total potential benefits realized by Mr. Foshee in the event he is terminated (except where termination is by reason of death, disability, with “cause” or initiated by the executive other than for “good reason”) within two years following a change in control of El Paso would include a gross-up payment for excise taxes in the amount of $3,003,034. The total potential benefits realized by Ms. Stewart in the event she is terminated (except where termination is by reason of death, disability, with “cause” or initiated by the executive other than for “good reason”) within two years following a change in control of El Paso, as shown in this column, would be reduced by $244,698, the approximate amount that would be required to eliminate any tax gross-up pursuant to the 2004 Key Executive Severance Protection Plan described beginning on page 41 of this proxy statement.
El Paso Performance and Chief Executive Officer Compensation
      At the beginning of 2005, we established a minimum, target (being at the 50th percentile of our peer group) and maximum bonus level for each of the executive officers named in this proxy statement. In addition, we established the financial and non-financial goals for El Paso. After the financial results were available for the year, we determined the appropriate funding of the annual incentive bonus pool based on the level of El Paso’s actual performance relative to the performance goals that were established for the year (see chart below). Then we determined the specific percentage cash bonus to be awarded to each executive based on the actual performance of El Paso and each individual’s performance adjustment factor (see chart below).
Funding of the
2005 Annual Incentive Bonus Pool

El Paso’s Performance	Pool Funding

Maximum Targets Met	150%
Target Goals Met	100	%(1)
Minimum Threshold	50	%(2)
Threshold Not Met	0%

(1)	If target goals are met, funding is at 100 percent. Funding may be pro-rated between 100 and 150 percent for performance above target and below maximum.

(2)	If the minimum threshold of performance is met, funding is at 50 percent. Funding may be pro-rated between 50 and 100 percent for performance above the minimum threshold and below target.

Individual Performance Adjustment

Individual Rating	Adjustment Factor

Outstanding	110-150%
Highly Valued	100-109%
Opportunity for Development	50-60%
Requires Improvement	0%
      For 2005, in the case of exceptional El Paso and individual executive performance, the actual target bonus eligibility could be adjusted upward to 225 percent of the target bonus (by taking 150 percent of El Paso’s maximum annual incentive bonus pool times 150 percent of the maximum individual adjustment factor). For 2005, the range of annual cash incentive bonuses, based on the level of performance of both El Paso (and, where appropriate, the performance of El Paso’s business units) and the individual executive, is illustrated as a percentage of base salary for each executive named in this proxy statement in the table below. The actual percentage of cash incentive bonuses can be at any level between the minimum and maximum percentages based on performance.
Range of 2005 Cash Incentive Bonuses as a Percentage of Base Salary

	Minimum	Target	Maximum

Douglas L. Foshee	0%	100%	225%
Lisa A. Stewart	0%	80%	180%
D. Mark Leland	0%	60%	135%
Robert W. Baker	0%	60%	135%
Susan B. Ortenstone	0%	60%	135%
      After the end of 2005, we reviewed the actual performance of El Paso relative to the performance goals that were established and the performance of each of the executives named in this proxy statement. We reviewed El Paso’s 2005 financial goals and non-financial goals. El Paso’s 2005 financial goals included earnings per share, cash flow from operations and the amount by which outstanding debt was reduced. For the regulated pipeline business, these goals included total earnings from pipeline operations before deducting interest expenses and income taxes, year-to-date earnings from our pipeline operations excluding interest expense, income taxes and allowances for depreciation and amortization, and capital expenditures. For the non-regulated business, these goals included earnings before deducting interest expenses and income taxes, free cash flow, average daily production rates, and the cost of operating current oil and gas production assets. The 2005 non-financial goals for El Paso and its business units included various ethics compliance, safety goals and the effectiveness of El Paso’s internal controls over financial reporting. For the regulated pipeline business, the 2005 non-financial goals also included the number of miles successfully in-line inspected for the first time as part of El Paso’s pipeline integrity program.
      After comparing the performance of El Paso and its business units relative to these goals, we determined that El Paso and its business units attained the necessary performance goals for the 2005 performance period to award cash incentive bonuses above target level for corporate performance, above target level for our regulated business unit and below target level for our non-regulated business unit. The performance goals that were attained include debt reduction as well as substantially all of the non-financial goals. Although the attainment of all performance goals is not required, all performance goals are evaluated to determine the actual cash incentive bonus that may be awarded in a given year. Further, we reviewed all factors surrounding the performance (both positive and negative) in determining the appropriate performance evaluation for 2005. For example, we considered whether the impact of the hurricanes (Katrina and Rita) as well as the impact of higher commodity prices during the year should be considered when making our determination of 2005 performance. In 2005, financial goals were weighted 70 percent and non-financial goals were weighted 30 percent. The annual cash incentive bonuses for business unit heads, including Ms. Stewart, were weighted 75 percent on El Paso’s attainment of its corporate performance goals and 25 percent on the non-regulated business unit’s attainment of its performance goals. We do not publish any of El Paso’s or the CEO’s quantifiable targets or other specific goals which we determine to be sensitive and proprietary and could adversely affect El Paso. In light of El Paso’s above target performance for 2005, one-half of the equity pool was funded at 115%. During 2005, El Paso’s total shareholder return relative to its peer group was in the fourth quartile, resulting in one-half of the equity pool being funded at 0%. Accordingly, equity grants that will occur in April 2006 based upon 2005 performance will be funded at 57.5% of overall target, which is significantly less than the equity grants made in 2005.
      Consistent with our philosophy identified above, we reviewed all components of Mr. Foshee’s compensation for 2005, including his base salary, annual cash incentive bonus, long-term incentive awards, accumulated and unrealized stock option and restricted stock gains, and total potential benefits pursuant to El Paso’s employee benefit, severance protection and equity compensation plans assuming the various termination events discussed above. Based on our review of these and external factors, we found Mr. Foshee’s total compensation to be reasonable and not excessive. The Committee considered that 2005 was a pivotal year in the final transformation of El Paso’s turnaround. We believe El Paso’s performance in 2005 demonstrates that Mr. Foshee has been successful in the three-year commitment he made to shareholders in 2003. His success is evident in that El Paso is now positioned to be a simplified and strong North American natural gas company focused on its core businesses in pipeline and exploration and production. El Paso met some of its financial goals as well as substantially all of its non-financial goals during 2005 despite major challenges such as the hurricanes in the Gulf Coast, legacy issues and high commodity prices (which impacted El Paso both positively and negatively). In addition, the Committee considered that during 2005, Mr. Foshee completed the establishment of a new executive management team; Mr. Foshee started the cultural transformation that he initiated which includes living the five core values (stewardship, integrity, safety, accountability and excellence); the pipeline business continued strong performance; the exploration and production business unit completed its turnaround; and Mr. Foshee helped regain credibility with the shareholders. Having reviewed the contribution that Mr. Foshee made to El Paso’s performance in 2005, the Compensation Committee believes that he continues to demonstrate the integrity, planning and leadership qualities that the executive compensation program was designed to foster and reward. In light of the foregoing, we concluded that Mr. Foshee should receive an annual cash incentive bonus for 2005 in the amount of $1,400,000, which is based upon El Paso’s above target level performance and Mr. Foshee’s outstanding individual performance.
Compensation of Other Executive Officers
      We reviewed all components of compensation for the other executive officers named in the proxy statement for 2005, including their base salary, annual cash incentive bonuses, long-term incentive awards, accumulated and unrealized stock option and restricted stock gains, and total potential benefits pursuant to El Paso’s employee benefit, severance protection and equity compensation plans assuming the various termination events discussed above. Based on our review of these and external factors, we found the other executive officers’ total compensation to be reasonable and not excessive. Based upon corporate and business unit performance for 2005, as well as the individual performance of the other named executive officers, the Committee awarded the bonuses reflected in the “Bonus” column of the Summary Compensation Table on page 22 of this proxy statement for 2005.
Current Members of the Compensation Committee of the Board of Directors

Joe B. Wyatt	James L. Dunlap	William H. Joyce	J. Michael Talbert
(Chairman)	(Member)	(Member)	(Member)

AUDIT COMMITTEE REPORT
      Each member of the Audit Committee is “independent”, as that term is defined under Section 10A of the Securities Exchange Act of 1934, the SEC rules, the NYSE listing standards and our Corporate Governance Guidelines. Each member of the Audit Committee is also financially literate, as that qualification is interpreted by El Paso’s Board of Directors in its business judgment. Further, each of Messrs. Goldman and Hix qualifies and is designated as an “audit committee financial expert,” serving on the Audit Committee as such term is defined in rules adopted by the SEC and interpreted by El Paso’s Board. The Audit Committee currently consists of Messrs. Braniff, Goldman, Hix and Whitmire. During 2005, the Audit Committee met 17 times and discussed the interim financial information contained in each quarterly earnings announcement and the Form 10-K and Forms 10-Q with management and our internal auditors and independent auditors prior to release.
Policies and Mission
      Our primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of El Paso’s financial statements, oversight with respect to the Company’s disclosure controls and procedures and internal control over financial reporting, the evaluation and retention of El Paso’s independent auditor and any third party petroleum reserves engineer (including a review of their qualifications, independence and performance), the performance of El Paso’s internal audit and ethics and compliance functions, El Paso’s compliance with legal and regulatory requirements and its Code of Business Conduct, and El Paso’s risk management policies and procedures. We have prepared this audit committee report as required by the SEC, and we engage in annual self evaluations. We review annually with the head of El Paso’s internal audit the scope for internal audit activities, the results of audits which have been performed, the adequacy of staffing, the annual budget and the internal audit department charter. We are directly responsible for the appointment, compensation, retention, oversight responsibility and dismissal of the independent auditing firm engaged by El Paso for the purpose of preparing or issuing an audit report or related work, and the independent auditor reports directly to us. We obtain and review annually a report by the independent auditor describing among other matters, the independent auditors’ internal quality control procedures and all relationships between the independent auditor and El Paso. We discuss generally the types of information to be disclosed, and the type of presentation to be made, with regard to earnings press releases and financial information and earnings guidance given to analysts and rating agencies. We review with El Paso’s Controller and the independent auditor all critical accounting policies and practices, significant changes in El Paso’s selection and application of accounting principles, judgments made in connection with the preparation of the financial statements and other significant financial reporting issues. We meet at least on a quarterly basis with the head of El Paso’s internal audit, the independent auditor and management to discuss the effectiveness of disclosure controls and procedures, and any changes in El Paso’s internal control over financial reporting that occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. We review the procedures for the receipt, retention and treatment of complaints received by El Paso regarding any accounting, internal accounting controls or auditing matters. We review El Paso’s risk assessment and risk management guidelines and policies, including El Paso’s significant risk exposures and steps taken by management to monitor and control these exposures. All auditing services and permitted non-audit services provided to El Paso by the independent auditor are pre-approved by us in accordance with our pre-approval policy and applicable law. These responsibilities do not preclude us from obtaining the input of management, but these responsibilities may not be delegated to management.
Significant Actions Taken During 2005 and 2006
      In April 2005, El Paso restated the financial statements contained in its 2004 Annual Report on Form 10-K for the manner in which it reported certain of its income taxes associated with discontinued Canadian exploration and production operations for the year ended December 31, 2003. El Paso had incorrectly included approximately $82 million of deferred tax benefits in continuing operations in the fourth quarter of 2003 that should have been reflected in discontinued operations and restated its financial statements to reclassify this amount from continuing operations to discontinued operations.
      In June 2005, El Paso restated the financial statements contained in El Paso’s 2004 Annual Report on Form 10-K to reflect adjustments in income from continuing operations and discontinued operations in 2003 and 2004, resulting from errors in the accounting and reporting for foreign currency translation adjustments and the related tax effects. El Paso identified the accounting and reporting errors during the process of remediating the material weaknesses in internal control over financial reporting that El Paso described in its 2004 Annual Report on Form 10-K.
      During 2005, El Paso made a number of changes to its internal controls over financial reporting in connection with its remediation of material weaknesses that El Paso identified. As described in El Paso’s 2005 Annual Report on Form 10-K, El Paso’s CEO and CFO concluded that its disclosure controls and procedures, as well as its internal control over financial reporting, were effective.
      During 2005, El Paso announced that Mr. Leland would be assuming the position of Executive Vice President and Chief Financial Officer effective August 10, 2005, and Mr. Sult would be joining El Paso and assuming the position of Senior Vice President and Controller (Chief Accounting Officer) effective November 14, 2005. In addition, the Board of Directors decided it would be appropriate to rotate the chair of the Audit Committee and effective January 1, 2006, Mr. Hix became the chairman of the Audit Committee. Mr. Hix is one of two designated “audit committee financial experts” on the Audit Committee.
Independent Registered Public Accountants
      El Paso has had a long-standing relationship with PricewaterhouseCoopers LLP, and we value that relationship. However, in an effort to ensure that El Paso receives the best independent audit services available for its resources, we have initiated a request for proposal (“RFP”) process before we appoint El Paso’s independent registered public accountants for 2006. We have solicited proposals from each of the four largest independent public accounting firms, including PricewaterhouseCoopers LLP. While we believe that El Paso’s stockholders should have an opportunity to ratify our appointment of the independent registered public accountant, the timing of the RFP process is such that we will not have made our decision before this proxy statement is finalized and mailed to stockholders. We will ask the Board to seek stockholder ratification of our appointment of El Paso’s independent registered public accountant again in 2007.
Audit Committee Statement
      Consistent with our policies and mission stated above, we have adopted a charter, which is included as Exhibit A to this proxy statement. We have reviewed and discussed the audited financial statements with El Paso management; discussed the effectiveness of disclosure controls and procedures and internal control over financial reporting with El Paso management; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from El Paso’s independent registered public accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and have discussed with the independent registered public accountants the independent accountant’s independence and internal quality control procedures; and based on the review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in El Paso’s Annual Report on Form 10-K for the 2005 fiscal year for filing with the SEC.

      El Paso’s management is responsible for El Paso’s financial reporting process, internal audit process, the effectiveness of disclosure controls and procedures and internal control over financial reporting, and the preparation of El Paso’s financial statements. El Paso’s independent accountants are responsible for auditing those financial statements. We monitor and review these processes and do not conduct auditing or accounting reviews or procedures. We meet with management and the independent auditor to discuss the financial statements, and rely on El Paso’s management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, and on the representations of El Paso’s independent accountants included in their report on El Paso’s financial statements.
Current Members of the Audit Committee of the Board of Directors

Thomas R. Hix	Juan Carlos Braniff	Robert W. Goldman	John Whitmire
(Chairman)	(Member)	(Member)	(Member)

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE IN CONTROL
ARRANGEMENTS, AND DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENTS
Employment Agreements
      Douglas L. Foshee entered into a letter agreement with El Paso effective September 1, 2003. Under this agreement, Mr. Foshee serves as President, CEO and a director of El Paso and receives compensation subject to adjustment by the Compensation Committee (which is described in the Compensation Committee Report on Executive Compensation beginning on page 29 of this proxy statement). Mr. Foshee also receives the employee benefits which are available to senior executive officers. In addition, on the start date of his employment, Mr. Foshee was granted 1,000,000 options to purchase El Paso common stock and 200,000 shares of restricted stock. The options time vest pro-rata over a five-year period. The shares of restricted stock have both time and performance vesting provisions. Based on El Paso’s performance relative to its peer companies during the first year of his employment, 100,000 of the 200,000 shares of restricted stock vested and the remaining 100,000 shares were forfeited. The 100,000 shares that vested based on performance also time vest pro-rata over a five-year period. The first 20,000 shares of restricted stock vested based on time on October 11, 2004 and the second 20,000 shares vested on October 1, 2005. In addition, on his start date, Mr. Foshee received common stock with a value of $875,000 and an additional cash payment of $875,000. Mr. Foshee was prohibited from pledging or selling the common stock received as part of the sign-on bonus for a period of two years from the grant date. Mr. Foshee participates in El Paso’s Severance Pay Plan and 2004 Key Executive Severance Protection Plan, as described below under “Benefit Plans.”
      As part of the merger with Sonat, El Paso entered into a termination and consulting agreement with Ronald L. Kuehn, Jr., dated October 25, 1999. Under this agreement, El Paso will pay Mr. Kuehn’s country club dues until he retires from the Board. In 2005, El Paso paid $16,850 to reimburse Mr. Kuehn for these dues. For the remainder of his life, Mr. Kuehn will receive certain ancillary benefits made available to him prior to the merger with Sonat, including the provision of office space and related services, and payment of life insurance premiums sufficient to provide a death benefit equal to one-half his base pay as in effect immediately prior to October 25, 1999. In 2005, Mr. Kuehn had approximately $9,300 of imputed income, plus a tax gross-up payment of approximately $768 related to the life insurance premiums paid by El Paso for the benefit of Mr. Kuehn. Mr. Kuehn and his eligible dependents will also receive retiree medical coverage.
      Ms. Stewart was hired as the President of El Paso’s Production and Non-regulated Operations in February 2004. Ms. Stewart was offered a sign-on bonus of $300,000, compensation subject to adjustment by the Compensation Committee (which is described in the Compensation Committee Report on Executive Compensation beginning on page 29 of this proxy statement) and participation in the El Paso plans that are available to other executive officers. In addition, Ms. Stewart was granted 80,000 shares of restricted stock and 155,000 stock options when she began her employment with El Paso. The shares of restricted stock vest over a three-year period in equal annual installments and the options vest over a four-year period in equal annual installments. Ms. Stewart participates in El Paso’s Severance Pay Plan and 2004 Key Executive Severance Protection Plan, as described below under “Benefit Plans.”
Benefit Plans
      Severance Pay Plan. The Severance Pay Plan is a broad-based employee plan providing severance benefits following a “qualifying termination” for all salaried employees of El Paso and certain of its subsidiaries, including the executives named in this proxy statement. A “qualifying termination” is (1) a termination upon the elimination of the participant’s position, or (2) a termination as a result of a reduction in force. Severance pay is paid in lump sum as soon as administratively practicable after the expiration of the revocation period. The maximum amount of severance pay is equal to the participant’s annual salary.
      2004 Key Executive Severance Protection Plan. In March 2004, El Paso adopted this plan to more closely align its executive severance protection plans with current market arrangements than El Paso’s Key Executive Severance Protection Plan and Employee Severance Protection Plan (as described below). This plan provides severance benefits following a “change in control” of El Paso for executives of El Paso and certain of its subsidiaries designated by the Board or the Compensation Committee, including all of the executives named in this proxy statement. This plan is intended to replace the Key Executive Severance Protection Plan and the Employee Severance Protection Plan, and participants are required to waive their participation under those plans (if applicable) as a condition to becoming participants in this plan. The benefits of the plan include: (1) a cash severance payment in an amount equal to three times the annual salary and target bonus for Mr. Foshee, two times the annual salary and target bonus for executive vice presidents and senior vice presidents, including Mss. Stewart and Ortenstone and Messrs. Leland and Baker, and one times the annual salary and target bonus for vice presidents; (2) a pro-rated portion of the executive’s target bonus for the year in which the termination of employment occurs; (3) continuation of life and health insurance following termination for a period of 36 months for Mr. Foshee, 24 months for executive vice presidents and senior vice presidents, including Mss. Stewart and Ortenstone and Messrs. Leland and Baker, and 12 months for vice presidents; (4) a gross-up payment for any federal excise tax imposed on an executive in connection with any payment or distribution made by El Paso or any of its affiliates under the plan or otherwise; provided that in the event a reduction in payments in respect of the executive of ten percent or less would cause no excise tax to be payable in respect of that executive, then the executive will not be entitled to a gross-up payment and payments to the executive shall be reduced to the extent necessary so that the payments shall not be subject to the excise tax; and (5) payment of legal fees and expenses incurred by the executive to enforce any rights or benefits under the plan. Benefits are payable for any termination of employment of an executive in the plan within two years following the date of a change in control, except where termination is by reason of death, disability, for “cause” (as defined in the plan) or instituted by the executive other than for “good reason” (as defined in the plan). Benefits are also payable under the plan for terminations of employment prior to a change in control that arise in connection with, or in anticipation of, a change in control. Benefits are not payable for any termination of employment following a change in control if (i) the termination occurs in connection with the sale, divestiture or other disposition of designated subsidiaries of El Paso, (ii) the purchaser or entity subject to the transaction agrees to provide severance benefits at least equal to the benefits available under the plan, and (iii) the executive is offered, or accepts, employment with the purchaser or entity subject to the transaction. A change in control generally occurs if: (i) any person or entity becomes the beneficial owner of more than 20 percent of El Paso’s common stock; (ii) a majority of the current members of the Board of Directors of El Paso or their approved successors cease to be directors of El Paso (or, in the event of a merger, the ultimate parent following the merger); or (iii) a merger, consolidation, or reorganization of El Paso, a complete liquidation or dissolution of El Paso, or the sale or disposition of all or substantially all of El Paso’s and its subsidiaries’ assets (other than a transaction in which the same stockholders of El Paso before the transaction own 50 percent of the outstanding common stock after the transaction is complete). This plan generally may be amended or terminated at any time prior to a change in control, provided that any amendment or termination that would adversely affect the benefits or protections of any executive under the plan shall be null and void as it relates to that executive if a change in control occurs within one year of the amendment or termination. In addition, any amendment or termination of the plan in connection with, or in anticipation of, a change in control which actually occurs shall be null and void. From and after a change in control, the plan may not be amended in any manner that would adversely affect the benefits or protections provided to any executive under the plan.
      Key Executive Severance Protection Plan. This plan, initially adopted in 1992, provides severance benefits following a “change in control” of El Paso for certain officers of El Paso and certain of its subsidiaries. None of the executives named in this proxy statement participate in this plan. The benefits of the plan include: (1) an amount equal to three times the participant’s annual salary, including maximum bonus amounts as specified in the plan; (2) continuation of life and health insurance for an 18-month period following termination; (3) a supplemental pension payment calculated by adding three years of additional credited pension service; (4) certain additional payments to the terminated employee to cover excise taxes if the payments made under the plan are subject to excise taxes on golden parachute payments; and (5) payment of legal fees and expenses incurred by the employee to enforce any rights or benefits under the plan. Benefits are payable for any termination of employment for a participant in the plan within two years of the date of a change in control, except where termination is by reason of death, disability, for cause or instituted by the employee for other than “good reason” (as defined in the plan). A change in control occurs if: (i) any person or entity becomes the beneficial owner of 20 percent or more of El Paso’s common stock; (ii) any person or entity (other than El Paso) purchases the common stock by way of a tender or exchange offer; (iii) El Paso stockholders approve a merger or consolidation, sale or disposition or a plan of liquidation or dissolution of all or substantially all of El Paso’s assets; or (iv) if over a two year period a majority of the members of the Board of Directors at the beginning of the period cease to be directors. A change in control has not occurred if El Paso is involved in a merger, consolidation or sale of assets in which the same stockholders of El Paso before the transaction own 80 percent of the outstanding common stock after the transaction is complete. This plan generally may be amended or terminated at any time, provided that no amendment or termination may impair participants’ rights under the plan or be made following the occurrence of a change in control. This plan is closed to new participants, unless the Board determines otherwise.
      Employee Severance Protection Plan. This plan, initially adopted in 1992, provides severance benefits following a “change in control” (as defined in the Key Executive Severance Protection Plan) of El Paso for certain salaried, non-executive employees of El Paso and certain of its subsidiaries. The benefits of the plan include: (1) severance pay based on the formula described below, up to a maximum of two times the participant’s annual salary, including maximum bonus amounts as specified in the plan; (2) continuation of life and health insurance for an 18-month period following termination (plus an additional payment, if necessary, equal to any additional income tax imposed on the participant by reason of his or her continued life and health insurance coverage); and (3) payment of legal fees and expenses incurred by the employee to enforce any rights or benefits under the plan. The formula by which severance pay is calculated under the plan consists of the sum of: (i) one-twelfth of a participant’s annual salary and maximum bonus for every $7,000 of his or her annual salary and maximum bonus, but no less than five-twelfths nor more than the entire salary and bonus amount, and (ii) one-twelfth of a participant’s annual salary and maximum bonus for every year of service performed immediately prior to a change in control. Benefits are payable for any termination of employment for a participant in the plan within two years of the date of a change in control, except where termination is by reason of death, disability, for cause or instituted by the employee for other than “good reason” (as defined in the plan). This plan generally may be amended or terminated at any time, provided that no amendment or termination may impair participants’ rights under the plan or be made following the occurrence of a change in control. This plan is closed to new participants, unless the Board determines otherwise.
      Supplemental Benefits Plans. In connection with the implementation of Section 409A of the Code, the Board approved the adoption of the 2005 Supplemental Benefits Plan effective as of January 1, 2005. This plan replaces El Paso’s prior supplemental benefits plan (the “Prior Plan”) for benefits accruing after 2004. The Prior Plan was amended to utilize certain grandfathering provisions under Section 409A and to provide that participants will cease to accrue benefits under it effective as of December 31, 2004. This plan replaces the Prior Plan and provides for the same benefits as under the Prior Plan, with benefits to begin accruing effective January 1, 2005. The benefits that accrue under this plan are supplemental benefits for officers and key management employees who could not be paid under El Paso’s Pension Plan and/or Retirement Savings Plan due to certain Code limitations. The supplemental pension benefits under the Plan, when combined with the supplemental pension benefits a participant is entitled to receive under the Prior Plan and the amounts a participant is entitled to receive under the qualified Pension Plan, shall be the actuarial equivalent of the Pension Plan’s benefit formula had the limitations of the Code not been applied. The supplemental Retirement Savings Plan benefits under the plan include a credit under the plan equal to the amount of the matching contribution to the Retirement Savings Plan that cannot be made due to Code limitations and the participant’s elective deferrals. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The management committee of this plan designates who may participate and also administers the plan. Benefits under the plan are paid upon termination of employment in a lump-sum payment except that benefit payments under the plan to certain “key employees,” as determined pursuant to Section 409A of the Code, will be delayed until six months after their termination. In the event of a “change in control,” the supplemental pension benefits become fully vested and nonforfeitable. A change in control under the plan shall have the same meaning as under the 2005 Omnibus Incentive Compensation Plan.

Benefit payments under the Prior Plan will be determined by the terms of that plan. El Paso’s total payment obligations under the 2005 Supplemental Benefits Plan and Prior Plan as of December 31, 2005, are as follows:
Total Payment Obligations under the
2005 Supplemental Benefits Plan
and Prior Plan
as of December 31, 2005

	Non-Qualified
	Retirement	Non-Qualified
	Savings Plan	Pension Benefit
Name	($)	($)(1)

Douglas L. Foshee	$137,501	$165,967
Lisa A. Stewart	$44,948	$51,348
D. Mark Leland	$32,847	$169,582
Robert W. Baker	$50,033	$155,642
Susan B. Ortenstone	$24,897	$78,720

(1)	This amount is included in the calculation of the estimated annual benefits described under the Pension Plan on page 27 of this proxy statement.
      Senior Executive Survivor Benefits Plan. This plan provides certain senior executives (including each of the executives named in this proxy statement) of El Paso and its subsidiaries who are designated by the plan administrator with survivor benefit coverage in lieu of the coverage provided generally for employees under El Paso’s group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive’s annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive’s death, except that the plan administrator may, in its discretion, accelerate payments.
      Benefits Protection Trust Agreement. El Paso maintains a trust for the purpose of funding certain of its employee benefit plans (including the severance protection plans described above). The trust consists of a trustee expense account, which is used to pay the fees and expenses of the trustee, and a benefit account, which is made up of three subaccounts and used to make payments to participants and beneficiaries in the participating plans. The trust is revocable by El Paso at any time before a “threatened change in control” (which is generally defined to include the commencement of actions that would lead to a “change in control” (as defined under the Key Executive Severance Protection Plan)) as to assets held in the trustee expense account, but is not revocable (except as provided below) as to assets held in the benefit account at any time. The trust generally becomes fully irrevocable as to assets held in the trust upon a threatened change in control. The trust is a grantor trust for federal tax purposes, and assets of the trust are subject to claims by El Paso’s general creditors in preference to the claims of plan participants and beneficiaries. Upon a threatened change in control, El Paso must deliver $1.5 million in cash to the trustee expense account. Prior to a threatened change in control, El Paso may freely withdraw and substitute the assets held in the benefit account, other than the initially funded amount; however, no such assets may be withdrawn from the benefit account during a threatened change in control period. Any assets contributed to the trust during a threatened change in control period may be withdrawn if the threatened change in control period ends and there has been no threatened change in control. In addition, after a change in control occurs, if the trustee determines that the amounts held in the trust are less than “designated percentages” (as defined in the Trust Agreement) with respect to each subaccount in the benefit account, the trustee must make a written demand on El Paso to deliver funds in an amount determined by the trustee sufficient to attain the designed percentages. Following a change in control and if the trustee has not been requested to pay benefits from any subaccount during a “determination period” (as defined in the Trust Agreement), El Paso may make a written request to the trustee to withdraw certain amounts which were allocated to the subaccounts after the change in control occurred. The trust generally may be amended or terminated at any time, provided that no amendment or termination may result, directly or indirectly, in the return of any assets of the benefit account to El Paso prior to the satisfaction of all liabilities under the participating plans (except as described above) and no amendment may be made unless El Paso, in its reasonable discretion, believes that such amendment would have no material adverse effect on the amount of benefits payable under the trust to participants. In addition, no amendment may be made after the occurrence of a change in control which would (i) permit El Paso to withdraw any assets from the trustee expense account, (ii) directly or indirectly reduce or restrict the trustee’s rights and duties under the trust, or (iii) permit El Paso to remove the trustee following the date of the change in control.
Director and Officer Indemnification Agreements
      El Paso has entered into indemnification agreements with each member of the Board of Directors and certain officers, including each of the executives named in this proxy statement. These agreements reiterate the rights to indemnification that are provided to our Board of Directors and certain officers under El Paso’s By-laws, clarify procedures related to those rights, and provide that such rights are also available to fiduciaries under certain of El Paso’s employee benefit plans. As is the case under the By-laws, the agreements provide for indemnification to the full extent permitted by Delaware law, including the right to be paid the reasonable expenses (including attorneys’ fees) incurred in defending a proceeding related to service as a director, officer or fiduciary in advance of that proceeding’s final disposition. El Paso may maintain insurance, enter into contracts, create a trust fund or use other means available to provide for indemnity payments and advances. In the event of a change in control of El Paso (as defined in the indemnification agreements), El Paso is obligated to pay the costs of independent legal counsel who will provide advice concerning the rights of each director and officer to indemnity payments and advances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling El Paso pursuant to the foregoing provisions, El Paso has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
EQUITY COMPENSATION PLAN INFORMATION TABLE
      The following table provides information concerning equity compensation plans as of December 31, 2005, that have been approved by stockholders and equity compensation plans that have not been approved by stockholders. The table includes (a) the number of securities to be issued upon exercise of options, warrants and rights outstanding under the equity compensation plans, (b) the weighted-average exercise price of all outstanding options, warrants and rights and (c) additional shares available for future grants under all of El Paso’s equity compensation plans.

	(a)	(b)	(c)

			Number of Securities
			Remaining Available for
			Future Issuance under
	Number of Securities to be	Weighted-Average	Equity Compensation
	Issued upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights(1)	Warrants and Rights	Column (a))

Equity compensation plans approved by stockholders	5,607,309	$22.36	39,758,172	(2)
Equity compensation plans not approved by stockholders	20,668,890	$40.90	0	(3)

Total	26,276,199		39,758,172

(1)	Column (a) does not include 1,807,286 shares with a weighted-average exercise price of $39.69 per share which were assumed by El Paso under the Executive Award Plan of Sonat Inc. as a result of the merger with Sonat in October 1999. The Executive Award Plan of Sonat Inc. has been terminated and no future awards can be made under it.

(2)	In column (c), equity compensation plans approved by stockholders include 2,769,765 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	In 2005, the stockholders approved the adoption of the 2005 Omnibus Incentive Compensation Plan which replaced all existing stockholder approved and non-stockholder approved plans. All remaining shares available for grant under the terminated plans were canceled. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under them. All shares available for grant under El Paso’s plans have been approved by El Paso’s stockholders.
Stockholder Approved Plans
      2005 Omnibus Incentive Compensation Plan. This plan provides for the grant to all salaried employees (other than an employee who is a member of a unit covered by a collective bargaining agreement) of El Paso and the members of the Board of Directors who are salaried officers of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive awards, cash awards and other stock-based awards. In addition, the plan administrator may grant awards to any person who, in the sole discretion of the plan administrator, holds a position of responsibility and is able to contribute substantially to the success of El Paso. The plan administrator also designates which employees are eligible to participate. Subject to any adjustments for a “change in capitalization” (as defined in the plan), a maximum of 35,000,000 shares in the aggregate may be subject to awards under the plan, provided however, that a maximum of 17,500,000 shares in the aggregate may be issued under the plan with respect to restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. Except as otherwise provided in an award agreement, in the event of a participant’s termination of employment without cause or by the participant for “good reason” (as defined in the plan), if applicable, within two years following a “change in control” (defined in substantially the same manner as under the 2004 Key Executive Severance Protection Plan) (1) all stock options and stock appreciation rights will become fully vested and exercisable, (2) the restriction periods applicable to all shares of restricted stock and restricted stock units will immediately lapse, (3) the performance periods applicable to any performance shares, performance units and incentive awards that have not ended will end and such awards will become vested and payable in cash in an amount equal to the target level thereof (assuming target levels of performance by both participants and El Paso have been achieved) within ten days following such termination and (4) any restrictions applicable to cash awards and other stock-based awards will immediately lapse and, if applicable, become payable within ten days following such termination. If it is determined that a participant in the plan knowingly engaged in, or was grossly negligent with respect to, misconduct that causes El Paso to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the participant is required to reimburse El Paso the amount of any payment in settlement of an award earned during the twelve-month period following the restatement. The plan generally may be amended at any time, provided that stockholder approval is required to the extent required by law, regulation or stock exchange, and no change in any award previously granted under the plan may be made without the consent of the participant if such change would impair the right of the participant to acquire or retain common stock or cash that the participant may have acquired as a result of the plan.
      2001 Omnibus Incentive Compensation Plan, 1999 Omnibus Incentive Compensation Plan and 1995 Omnibus Compensation Plan — Terminated Plans. These plans provided for the grant to eligible officers and key employees of El Paso and its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. These plans have been replaced by the 2005 Omnibus Incentive Compensation Plan. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under them. If a “change in control” of El Paso occurs, all outstanding stock options become fully exercisable and restrictions placed on restricted stock lapse. For purposes of the plans, the term “change in control” has substantially the same meaning given such term in the Key Executive Severance Protection Plan.

Non-stockholder Approved Plans
      Strategic Stock Plan, Restricted Stock Award Plan for Management Employees and Omnibus Plan for Management Employees — Terminated Plans. These equity compensation plans had not been approved by the stockholders. The Strategic Stock Plan provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted stock to non-employee members of the Board of Directors, officers and key employees of El Paso and its subsidiaries primarily in connection with El Paso’s strategic acquisitions. The Restricted Stock Award Plan for Management Employees provided for the grant of restricted stock to management employees (other than executive officers and directors) of El Paso and its subsidiaries for specific accomplishments beyond that which were normally expected and which had a significant and measurable impact on the long-term profitability of El Paso. The Omnibus Plan for Management Employees provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted stock to salaried employees (other than employees covered by a collective bargaining agreement) of El Paso and its subsidiaries. These plans have been replaced by the 2005 Omnibus Incentive Compensation Plan. Although these plans have been terminated with respect to new grants, certain stock options and shares of restricted stock remain outstanding under them. If a “change in control” of El Paso occurs, outstanding stock options granted under the Strategic Stock Plan and Omnibus Plan for Management Employees become fully exercisable and restrictions placed on restricted stock lapse. For purposes of the Strategic Stock Plan and Omnibus Plan for Management Employees, the term “change of control” has substantially the same meaning given such term in the Key Executive Severance Protection Plan.
STATEMENT REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
      The Board of Directors, at the request of the Audit Committee, has in the past sought stockholder ratification of the resolution appointing El Paso’s independent registered public accountants. However, in an effort to ensure that El Paso receives the best independent audit services available for its resources, the Audit Committee has initiated a proposal process for El Paso’s audit work to be performed for fiscal year 2006. The Audit Committee believes it is in the best interests of El Paso and its stockholders to review the nature and scope of El Paso’s audit services and the costs associated with the audit services through an evaluation of comparable services and costs provided by other independent public accountants. As part of the proposal process, the Audit Committee has solicited proposals from each of the four largest independent public accounting firms, including our current independent registered public accountant, PricewaterhouseCoopers LLP. The Audit Committee is overseeing the proposal process with the goal of selecting and retaining an independent auditor to begin work on El Paso’s audit as quickly as possible. El Paso will make a public announcement regarding the selection and retention of the independent registered public accountant as soon as the proposal process is complete. Due to the timing of the proposal process, the Audit Committee will not have made its decision before this proxy statement is finalized and mailed to stockholders. Therefore, the Audit Committee will ask the Board to seek stockholder ratification of its appointment of El Paso’s independent registered public accountant again in 2007.
      In the normal course of the Audit Committee’s duties, as set forth in the Audit Committee Charter, the Audit Committee performs a thorough evaluation of El Paso’s independent registered public accountant, including a review of the quality and expertise assigned to El Paso’s engagement team, the scope of the audit work and the independence of the auditor. These evaluations are part of an overall review of El Paso’s internal controls that are designed to safeguard El Paso’s financial and accounting integrity.
      PricewaterhouseCoopers LLP has served as El Paso’s independent registered public accountant for many years and their long-term knowledge of El Paso has enabled them to carry out El Paso’s audits with effectiveness and efficiency. PricewaterhouseCoopers LLP examined El Paso’s and its affiliates’ financial statements for fiscal year 2005. For services performed related to fiscal years 2005 and 2004, PricewaterhouseCoopers LLP billed El Paso in the amounts listed below for professional services rendered for the years ended December 31, 2005 and 2004.

Principal Accountant Fees and Services
      Aggregate fees for professional services rendered for El Paso by PricewaterhouseCoopers LLP for the years ended December 31, 2005 and 2004, were (in thousands):

	December 31,	December 31,
	2005	2004

Audit	$14,428	$19,818
Audit Related	2,050	1,772
Tax	513	453

Total	$16,991	$22,043

      The Audit fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the consolidated financial statements of El Paso and statutory subsidiary and equity investee audits; the audit of our internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; the review of documents filed with the SEC; and consents and the issuance of comfort letters.
      The Audit Related fees for the years ended December 31, 2005 and December 31, 2004, respectively, were for professional services rendered for employee benefit plans; the carve-out audits of businesses disposed of by El Paso; responding to inquiries of certain federal agencies related to audit work performed; and accounting consultations.
      Tax fees for the years ended December 31, 2005 and 2004, respectively, were for professional services related to tax compliance and tax planning. For 2005, only $55,000 of the tax fees were related to tax planning, with the remainder related to tax compliance.
      El Paso’s Audit Committee has adopted a pre-approval policy for audit and non-audit services. See page 11 of this proxy statement for a description of this policy. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.
      A representative of PricewaterhouseCoopers LLP will be at the Annual Meeting and is expected to be available to answer appropriate questions.

PROPOSAL NO. 2 —	Stockholder Proposal: Adoption of Cumulative Voting as a By-law or Long-Term Policy
      Mr. John Chevedden, on behalf of Mr. Victor Rossi, P.O. Box 249, Boonville, CA 95415, the beneficial owner of 1,000 shares of common stock, has indicated that he will present a proposal for action at the 2006 Annual Meeting as follows:
“2 – Cumulative Voting
RESOLVED: Cumulative Voting. Shareholders recommend that our Board adopt cumulative voting as a bylaw or long-term policy. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.
Victor Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.
Cumulative voting won impressive yes-votes of 54% at Aetna and 56% at Alaska Air in 2005. Cumulative voting also won an all-time record support for any GM shareholder proposal topic at the 2005 GM annual meeting. Thus I believe this proposal could be a contender to obtain at least a 51% vote at our company’s meeting today.

Progress Begins with One Step
It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company:

“D” in Overall Board Effectiveness.
“D” in Shareholder Responsiveness.
“D” in Litigation & Regulatory Problems.
“F” in Accounting — SOX 404 violation.
      Overall Governance Risk Assessment = High

•	Poison pill: A 2003 shareholder proposal asked our management to require shareholder approval of poison pills. Our board adopted a perplexing policy allowing our board to override the policy and adopt a pill without shareholder approval. This override undermines the shareholder approval requirement, and it is not believed that the policy constitutes full implementation of the proposal according to The Corporate Library.
•	Our CEO’s personal shareholdings declined over the past year.
•	Cumulative voting was not allowed.
•	On April 7, 2005, our Audit Committee concluded that previously issued financial statements for El Paso’s 2003 fourth quarter and fiscal year ended December 31, 2003 should no longer be relied upon because of an error in those financial statements.
I believe Cumulative voting will improve our corporate governance and increase the possibility of electing at least one director with a specialized expertise needed to turnaround the above deficiencies.
Cumulative voting allows a significant group of shareholders to elect a director or directors of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions.
Cumulative Voting
Yes on 2”
      The affirmative vote of a majority in voting power of the votes cast on the proposal is required for approval of this proposal. Approval of the proposal would not in itself allow for cumulative voting. Approval of the proposal would only serve as a request that the Board of Directors take the necessary steps to provide for cumulative voting, which would require amendments to our Amended and Restated Certificate of Incorporation and to our By-laws.
STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION
TO THE STOCKHOLDER PROPOSAL
      Your Board of Directors believes that the proposal is contrary to the interest of El Paso and our stockholders and, accordingly, is recommending that our stockholders vote “AGAINST” the proposal for the following reasons:
      El Paso, like the majority of publicly traded companies, elects directors by providing that the directors elected are those receiving a plurality of the votes cast by the stockholders as a whole. The great majority of states do not have mandatory cumulative voting and the Revised Model Business Corporation Act recommends that state laws not mandate cumulative voting. According to data published by the Investor Responsibility Research Center, more than 90% of the companies it tracks do not provide for cumulative voting.
      Additionally, we recently amended El Paso’s Corporate Governance Guidelines to adopt a director majority vote policy. Now, any nominee for director who receives a majority of withheld votes in an uncontested election is required to submit his or her resignation to the Board (see our Corporate Governance Guidelines at www.elpaso.com for additional information on this policy). We believe that the current method of electing directors is the system most likely to result in an independent board that represents all stockholders and not a particular interest group. Further, we have identified on page 13 of this proxy statement the nomination process for individuals to be considered as candidates for Board nominees. We believe that we have an established and effective process by which stockholders can nominate potential candidates for consideration without the need to adopt a cumulative voting standard.
      Cumulative voting is undesirable because it would allow a relatively small group of stockholders devoted to a special interest to elect one or more directors who do not have the support of the majority of El Paso’s stockholders. A director elected by cumulated votes may be principally concerned about representing and acting in the narrow interests of the group responsible for his or her election. This could increase the likelihood of factionalism and discord within the Board, which may undermine our ability to work effectively as a governing body on behalf of the common interests of all stockholders.
      The potential conflict between a director’s fiduciary duty to represent all of El Paso’s stockholders and an allegiance to a special interest group could impede the Board’s power to act on behalf of El Paso and all of our stockholders. We do not believe a narrow constituency of stockholders should have an advantage over the interests of El Paso’s stockholders as a whole. It is our goal that members of the Board work together toward the common objective of advancing the best interests of El Paso and our stockholders without being burdened with allegiances to a special interest.
      Finally, it is important to note that El Paso has received very favorable corporate governance ratings from independent firms not cited in the stockholder proposal. As of February 3, 2006, GovernanceMetrics International gave El Paso an overall rating of 9.0 (on a scale of 1.0 (lowest) to 10.0 (highest)), including a Board Accountability rating of 10.0, both of which are considered to be well above-average ratings. Also, as of March 1, 2006, El Paso’s Corporate Governance Quotient as determined by Institutional Shareholder Services is better than 90.1% of S&P 500 companies and 94.2% of Utilities companies. These ratings are consistent with the Board’s commitment to maintain the highest standards of corporate governance.
      In summary, the Board of Directors believes that El Paso’s current method of electing directors is the fairest and most efficient way to ensure that each director serves the interest of El Paso and our stockholders. WE URGE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless the stockholder otherwise specifies.
WE RECOMMEND THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL FOR THE ADOPTION OF CUMULATIVE VOTING AS A BY-LAW OR LONG-TERM POLICY.

PROPOSAL NO. 3 —	Stockholder Proposal: Amendment to the By-laws for the Disclosure of Executive Compensation
      Mr. Lucian Bebchuk, 1545 Mass. Ave., Cambridge, MA 02138, the beneficial owner of 450 shares of common stock, has indicated that he will present a proposal for action at the 2006 Annual Meeting as follows:
“PROPOSAL
It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C. § 109, Article 5 of the Corporation’s Second Amended and Restated Certificate of Incorporation, and Article XII of the Corporation’s By-laws, the Corporation’s By-laws are hereby amended by adding a new Section 16 to Article III of the Corporation’s By-laws, as follows:
SECTION 16. REQUIRED DISCLOSURES OF THE BOARD

To the extent permitted under federal and state law, in any proxy statement in which the Board discloses to stockholders information about the compensation of the Chief Executive Officer and other “named executive officers” as that term is defined in Item 402 of SEC Regulation S-K during a preceding period (the “reported period”), the Board will disclose to stockholders the estimated monetary value of the benefits to which each such named executive officer had any vested rights as of the last day of the reported period under any pension, retirement or deferred compensation plan, including any supplemental executive retirement plan, established by the Corporation.

This By-law shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Article XII of the Corporation’s By-laws.

SUPPORTING STATEMENT
I believe that decisions by the Board and its compensation committee regarding the compensation of the Corporation’s senior executives are important and could have a significant effect on shareholder interests. In order for shareholders to be accurately informed regarding such decisions and to have a good picture of the Board’s performance and the Corporation’s governance, it is essential that information about the total amount and makeup of the compensation of top executives be comprehensive and transparent. Therefore, I believe that it is desirable for the Board to provide shareholders with information about the monetary value of benefits from pension, retirement, or deferred compensation plans that provide benefits to senior executives. By making the compensation accorded to top executives more transparent, the proposed By-law could enable shareholders to better assess the compensation decisions made by the Board. As a result, the proposed By-law could in my view make the Board more accountable and improve the way in which compensation arrangements are set and the Corporation is governed.
I urge you to vote “yes” to support the adoption of this proposal.”
      The affirmative vote of a majority in voting power of the votes cast on the proposal is required for approval of this proposal. If the proposal is approved, the Board of Directors, upon final adoption of the SEC’s new compensation disclosure requirements, will evaluate the appropriateness of the amendment to the By-laws.
STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION
TO THE STOCKHOLDER PROPOSAL
      Your Board of Directors believes that the proposal is contrary to the interest of El Paso and our stockholders and, accordingly, is recommending that our stockholders vote “AGAINST” the proposal for the following reasons:
      We believe that the proposal is unnecessary because El Paso already provides the information the proposal requests. El Paso is already making proxy disclosures that estimate the monetary value of benefits under pension, retirement and deferred compensation plans. We refer stockholders to the “Executive Compensation,” “Compensation Committee Report on Executive Compensation” and “Benefit Plans” sections on pages 22, 29 and 41 in this proxy statement, which set forth all of the compensation-related disclosures that the proposal would require and in fact exceed the disclosure requirements recommended in the proposal. We made similar disclosures last year in our 2005 proxy statement. Further, we intend to continue making such fulsome and transparent disclosures regarding director and executive compensation.
      The Executive Compensation section, beginning on page 22 in this proxy statement, summarizes all annual and long-term compensation for El Paso’s CEO and our four most highly compensated executives, showing all of El Paso’s contributions to the retirement savings plan, option grants and all payments into the pension plan. The Compensation Committee Report on Executive Compensation, beginning on page 29 in this proxy statement, discloses the total potential benefits that these executives could receive pursuant to El Paso’s employee benefit, severance protection and equity compensation plans. Lastly, the Benefit Plans section, beginning on page 41 in this proxy statement, describes these executives’ supplemental retirement savings and pension benefits.
      El Paso’s disclosures surpass those required by applicable SEC and NYSE requirements as well as those recommended by the proposal. We intend to continue to provide full and transparent disclosures regarding director and executive compensation.

      Additionally, the SEC has recently proposed changes to disclosure requirements in the proxy statements of public companies aimed at making compensation packages more transparent. The new rule is expected to govern disclosures for the 2007 proxy season and would require disclosure of benefits under pension, retirement and deferred compensation plans exceeding that recommended by the proposal. As proposed, the SEC rule amends the summary compensation table to include the aggregate increase in the actuarial value of executives’ pension plans and introduces new tables summarizing executives’ deferred compensation and potential annual retirement benefits.
      In summary, the Board of Directors believes that the proposal is unnecessary because both El Paso’s current annual proxy statement and the SEC’s proposed changes to disclosure requirements meet and exceed the proposal’s recommendations. WE URGE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless the stockholder otherwise specifies.
WE RECOMMEND THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL TO AMEND THE BY-LAWS FOR THE DISCLOSURE OF EXECUTIVE COMPENSATION.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires El Paso’s directors, certain officers and beneficial owners of more than ten percent of a registered class of El Paso’s equity securities to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. Directors, officers and beneficial owners of more than ten percent of El Paso’s equity securities are also required by SEC regulations to furnish El Paso with copies of all such reports that they file. Based on El Paso’s review of copies of such forms and amendments provided to it, El Paso believes that all filing requirements were timely complied with during the fiscal year ended December 31, 2005.

By Order of the Board of Directors

David L. Siddall
Corporate Secretary
Houston, Texas
April 7, 2006

Exhibits:	A: Audit Committee Charter
B: Corporate Governance Guidelines on the Determination of Director Independence

Exhibit A
AUDIT COMMITTEE CHARTER
Objectives
      The Audit Committee is a committee of the Board of Directors (the “Board”) of El Paso Corporation (the “Company”). Its primary purposes are to (A) assist the Board in fulfilling its oversight responsibilities relating to (1) the integrity of the Company’s financial statements, (2) the evaluation and retention of the independent auditor’s and any third party petroleum reserves engineer (including a review of their qualifications, independence and performance), (3) the performance of the Company’s internal audit and ethics and compliance functions, (4) the Company’s compliance with legal and regulatory requirements and its Code of Business Conduct, and (5) the Company’s risk management policies and procedures, and (B) prepare the report by the Audit Committee required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s proxy statement, or, if the Company does not file a proxy statement, in the Company’s annual report filed on Form 10-K with the SEC. The Audit Committee provides an open avenue of communication between the Company’s management, the internal auditors, the independent accountants, and the Board.
Membership and Policies

•	The Board, based upon a recommendation by the Governance Committee of the Board, shall appoint the Chairperson and members of the Committee annually. The Audit Committee shall be composed of not less than three members of the Board, each of whom shall qualify as “independent” (pursuant to the rules adopted by the New York Stock Exchange and the SEC or any other applicable laws). Members of the Committee may be removed from the Committee only by action of the full Board.

•	Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

•	At least one member of the Audit Committee shall be an “audit committee financial expert,” as such term is defined in the rules adopted by the SEC and interpreted by the Company’s Board in its business judgment; provided, however, that if at least one member of the Audit Committee is not determined by the Board to be an “audit committee financial expert,” then the Company shall disclose such determination and the reasons for such determination as required by applicable SEC rules. At least one member of the Audit Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment in accordance with the rules of the New York Stock Exchange; provided, however, that this may be the same individual as the member who is an “audit committee financial expert” (if any) described in the preceding sentence.

•	Audit Committee members shall not serve on the audit committee of more than two other publicly traded companies unless the Board first determines that the simultaneous service does not impair the Audit Committee member’s ability to effectively serve on this Company’s Audit Committee and discloses such determination in the Company’s annual proxy statement, or, if the Company does not file a proxy statement, in the Company’s annual report filed on Form 10-K with the SEC.

•	The Audit Committee shall have the sole authority and responsibility to select, retain and evaluate independent counsel and other advisors and, where appropriate, terminate such independent counsel and other advisers that were retained by the Audit Committee, as it determines necessary to carry out its duties. Such engagement shall not require approval of the Board. The Company shall provide appropriate funding, as determined by the Audit Committee, for (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any third party reserves engineer for the purpose of reviewing or auditing the Company’s proved oil and gas reserves, (iii) compensation for independent counsel and other advisers retained by the Audit Committee, and (iv) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out is duties.

•	The Audit Committee shall establish a schedule of meetings each year in order to discharge its responsibilities, and shall meet at least quarterly, and more frequently as circumstances require. The Audit Committee may also meet by telephone conference call or any other means permitted by law or the Company’s By-laws.

•	In discharging its duties under this Charter, the Committee may investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, may conduct meetings or interviews with any officer or employee of the Company, the Company’s outside counsel, internal audit service providers, independent auditors, third party reserves engineers, independent counsel or consultants to the Committee and may invite any such persons to attend one or more meetings of the Committee.

•	The Committee may designate one or more subcommittees consisting of at least one member to address specific issues on behalf of the Committee. In addition, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve any transaction for which such delegation is permissible under applicable law and the rules of the New York Stock Exchange, provided that such pre-approval decision is subsequently presented to the full Audit Committee at its next scheduled meeting.

•	A Secretary, who need not be a member of the Committee, shall be appointed by the Committee to keep minutes of all meetings of the Committee and such other records as the Committee deems necessary and appropriate.

•	The Audit Committee shall make regular reports to the Board on its activities and shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and its Code of Business Conduct, the Company’s compliance with its risk management policies and procedures, the performance and independence of the independent auditors or the performance of the internal audit and ethics and compliance functions.

Functions

A.	Oversight of Financial Statements, Internal Controls over Financial Reporting and Disclosure Controls and Procedures

•	The Audit Committee shall meet with management and the independent auditor to review, discuss and provide oversight with respect to the annual and quarterly financial statements and associated disclosures in the Company’s Form 10-K and Form 10-Q filings (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and any other material filings with the SEC. Such review and oversight shall include a review and discussion of any matters required to be communicated to the Committee by the independent auditor under the standards of the Public Company Accounting Oversight Board (“PCAOB”), applicable law or regulation or the applicable listing standards (including the rules of the New York Stock Exchange). Following such a review and discussion of the financial information to be included in the annual report on Form 10-K, the Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

•	The Audit Committee shall discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance given to analysts and rating agencies.

•	The Audit Committee shall review with the Corporate Controller and the independent auditor and provide oversight with respect to (a) all critical accounting policies and practices, (b) any significant changes in the Company’s selection and application of accounting principles as well as any other significant financial reporting issues, (c) judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the financial statements, and (d) other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

•	The Audit Committee shall review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

•	The Audit Committee shall review with the independent auditor (a) plans, scope and staffing requirements for each annual audit and (b) the results of the annual audit and resulting opinion (including any material issues regarding accounting and auditing issues and management’s response).

•	The Audit Committee shall review with the independent auditor any audit problems or difficulties and management’s responses, including (a) accounting adjustments that the auditors noted or proposed but were “passed” (as immaterial or otherwise), (b) any significant disagreements with management, (c) any restrictions on the independent auditor’s scope of activities or access to information, (d) communications between the audit team and its national office with respect to issues presented by the engagement team, and (e) any management or internal control letter issued or proposed to be issued by the audit firm to the Company. This review shall also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

•	The Audit Committee shall meet, on a quarterly basis, with the head of internal audit, the independent auditor and management to discuss (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

•	The Audit Committee shall review with the Chief Executive Officer, the Chief Financial Officer, the Internal Auditor and the General Counsel and provide oversight with respect to the Company’s disclosure controls and procedures, including a periodic review, but in no event less frequently than quarterly, of management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

•	The Audit Committee shall review management’s report on internal control over financial reporting and the independent auditor’s attestation on the Company’s internal control over financial reporting and management’s assertion to be included annually in the Company’s annual report on Form 10-K.

•	The Audit Committee shall prepare the report for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the SEC and the New York Stock Exchange, as applicable.

•	The Audit Committee shall meet annually (or more frequently as circumstances require) with any third party petroleum reserves engineer retained to review the Company’s oil and gas reserves, as well as with management and any relevant committees of the Company that are either responsible for, or provide oversight with respect to, the reserves estimation process.

B.	Retention of Independent Auditor and Third Party Petroleum Reserves Engineer

•	The Audit Committee shall be responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the independent auditing firm engaged by the Company (including resolution of disputes between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing any other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee. The Audit Committee’s selection of the Company’s independent auditor may be subject to shareholder approval if required by law or by the Company’s Restated Certificate of Incorporation or By-laws. The Committee shall have sole authority to approve all audit engagement fees and terms and all significant non-audit engagements. All auditing services and permitted non-audit services provided to the Company by the independent auditor shall be pre-approved by the Audit Committee in accordance with applicable law and the Committee shall consider whether the provision of any non-audit services is compatible with the independent auditor’s independence. These responsibilities do not preclude the Committee from obtaining the input of management, but these responsibilities may not be delegated to management. Similarly, while the Committee retains ultimate oversight over the independent audit function, management may consult with the independent auditor whenever necessary.

•	The Audit Committee shall evaluate, at least annually, the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor. In connection with each such evaluation, the Audit Committee shall obtain and review a formal written report by the independent auditor which (a) describes the audit firm’s internal quality control procedures, (b) describes any material issues raised by the most recent inspection by the PCAOB as well as the most recent internal quality control review or peer review of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the auditing firm and steps taken to address the issues, and (c) delineates all relationships between the independent auditor and the Company in order to assess the auditor’s independence. In making its evaluations, the Audit Committee shall consult with and take into consideration the opinions of management and the Company’s internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•	The Audit Committee shall review the regular rotation of the lead audit partner as required by law or otherwise deemed appropriate by the Committee. The Audit Committee may also review, when deemed appropriate by the Committee, whether there should be a rotation of the audit firm itself.

•	The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditor in compliance with applicable law and listing standards. At a minimum, the Audit Committee will adopt hiring policies in compliance with Section 10A(l) of the Securities Exchange Act of 1934 and applicable New York Stock Exchange rules.

•	The Audit Committee shall be responsible for the appointment, termination, compensation, and retention of any third party petroleum reserves engineer to review or audit the Company’s oil and gas reserves. The Audit Committee shall review the third party petroleum reserves engineer’s qualification, performance and independence (including, where appropriate, a review of non-audit work, conflicts of interest, rotation of representatives and employment relationships).

C.	Oversight of Internal Audit and Ethics and Compliance Functions

•	The Audit Committee shall review the internal audit function established by the Company as required by the New York Stock Exchange or as otherwise deemed appropriate by the Committee.

•	The Audit Committee shall participate in the selection or removal of the head of internal audit.

•	The Audit Committee shall review annually with the head of internal audit: (a) audit plans and scope for internal audit activities, (b) results of audits performed, (c) adequacy of staffing, (d) the annual budget, and (e) the internal audit department charter.

•	The Audit Committee shall review with the head of internal audit and the independent auditor the coordination of their respective audit efforts to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	The Audit Committee shall review and provide oversight with respect to the Company’s Code of Business Conduct, including the Company’s procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding accounting, auditing or financial reporting practices.

•	The Audit Committee shall meet periodically with the Ethics Officer to review the Company’s compliance with its Code of Business Conduct, as well as any allegations (and investigations thereof) regarding concerns on the Company’s accounting, auditing or financial reporting practices.

D.	Oversight of Legal and Regulatory Compliance and Risk Management

•	The Audit Committee shall meet periodically with the Company’s general counsel and other appropriate legal staff of the Company to review material legal affairs of the Company, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	The Audit Committee shall meet periodically with management to review, discuss and provide oversight with respect to the Company’s risk assessment and risk management guidelines and policies and the Company’s significant risk exposures (whether financial, operating or otherwise), as well as the steps management has taken to monitor and control these exposures. In providing such oversight, the Audit Committee may also discuss the Company’s major risk exposures with the Company internal and independent auditors.

E.	Other Duties and Functions

•	The Audit Committee may meet in executive session (without management or independent auditors present), and shall meet, at least once a quarter, with each of Company management, head of internal audit and the independent auditor in separate executive sessions.

•	The Audit Committee shall review and reassess the adequacy of this charter at least annually and submit any proposed changes to the Board for approval.

•	The Audit Committee shall conduct an annual performance evaluation in accordance with the rules adopted by the New York Stock Exchange, which may be done in conjunction with the annual evaluations of the Board and committees thereof conducted by the Governance Committee.

•	The Audit Committee will perform such other functions as assigned by applicable law, the rules adopted by the New York Stock Exchange, the Company’s restated certificate of incorporation or By-laws, or the Board.

•	Other than with respect to its duties to appoint, terminate, retain, and evaluate the independent auditor, the function of the Audit Committee is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, members of the Audit Committee are not employees of the Company and are entitled to rely on the integrity of the Company’s management and the independent auditor. Therefore, the Audit Committee has neither the duty nor the responsibility to (1) conduct audit, accounting, risk management, compliance or legal reviews, or (2) ensure that the Company’s financial statements or disclosures are complete, accurate and in accordance with GAAP or SEC laws and regulations. Rather, the Company’s management is responsible for such matters and the Company’s independent auditor is responsible for auditing the Company’s financial statements.
Effective: February 14, 2006

Exhibit B
EL PASO CORPORATION
CORPORATE GOVERNANCE GUIDELINES
DETERMINATION OF DIRECTOR INDEPENDENCE
The following section is part of El Paso Corporation’s Corporate Governance Guidelines:
Determination of Director Independence
      The Board, based upon a recommendation of the Governance & Nominating Committee, shall determine the independence of each director or nominee based on applicable regulatory requirements of the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”), these Guidelines and other applicable regulations. The Governance & Nominating Committee and the Board will apply the following standards when assessing the independence of a director or nominee and the materiality of the relationship of the director or nominee with the Company (which, for purposes of this section only, includes the Company’s subsidiaries). A director shall be deemed independent by the Board if the director meets the following standards and otherwise has no material relationship with the Company, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with the Company.

•	A director has not been an employee of the Company within the past three years and an immediate family member of a director has not been an executive officer of the Company within the past three years. Employment as an interim Chief Executive Officer (“CEO”) or other executive officer shall not disqualify the director from being considered independent following employment; provided that such interim position did not exceed one (1) year in length.

•	Neither a director nor an immediate family member of a director receives, or in any of the past three years has received, direct compensation in excess of $100,000 (other than compensation received by the director for prior service as an interim CEO or other executive officer) from the Company, other than in the form of director or committee fees or in the form of pension or other forms of deferred compensation not contingent upon continued service as a director.

•	A director is not a current partner or employee of the Company’s internal or external auditor and an immediate family member of a director is not a current partner of such auditor or a current employee of such auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice. In addition, neither a director nor an immediate family member of a director has been a partner or employee of such firm who personally worked on the Company’s audit within the past three years.

•	Neither a director nor an immediate family member of a director is, or in the past three years has been, part of an interlocking directorate in which he or she was employed as an executive officer of another company where one of the Company’s current executive officers served at the same time on the compensation committee.

•	A director is not an employee, and an immediate family member of a director is not a current executive officer, of another company that during any one of the last three fiscal years made payments to or received payments from the Company for property or services that exceed the greater of $1,000,000 or two percent of such company’s annual consolidated gross revenues.

•	A director is not a partner in, or a controlling shareholder or executive officer of, a business or other professional entity which is indebted to the Company, or to which the Company is indebted, in an amount in excess of one percent of the total consolidated assets of such business or other professional entity as of the end of its most recently completed fiscal year.

•	A director is not serving as a director, trustee, advisory board member or executive officer of a charitable organization to which the Company’s discretionary contributions to the charitable

B-1

organization in any single fiscal year exceed the greater of $1,000,000 or two percent of such charitable organization’s total annual charitable receipts and are not made as part of normal matching charitable gifts or programs of the Company available to all employees and independent directors.

      For purposes of these standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home.
      Annually, the Board, based upon a recommendation of the Governance & Nominating Committee, will review all relationships of the directors and nominees to determine whether the directors and nominees meet these categorical standards of independence. If any relationship exists between a director or nominee and the Company that is not covered by these standards, the Board shall determine whether such relationship is material, and whether the director should be independent. The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of these categorical standards of independence as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with the independent judgment of the director or nominee as a member of the Board. The Company, if required to comply with applicable regulations, will explain in its proxy statement any determination by the Board that a relationship was immaterial in the event that it did not meet the categorical standards set forth above.

B-2

Proxy — El Paso Corporation

SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2006

The undersigned hereby appoints Douglas L. Foshee and Robert W. Baker, and each or any of them individually, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on March 27, 2006 at the Annual Meeting of Stockholders to be held at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010 on Thursday, May 25, 2006, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction given, this proxy will be voted FOR proposal 1 and AGAINST proposals 2 and 3.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 25, 2006.
THANK YOU FOR VOTING

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR proposal 1.

1.	Election of Directors
	☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees	01 — Juan Carlos Braniff	☐	02 — James L. Dunlap	☐	03 — Douglas L. Foshee	☐
					04 — Robert W. Goldman	☐	05 — Anthony W. Hall, Jr.	☐	06 — Thomas R. Hix	☐
	☐	For All Except -	To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box listed at the right.		07 — William H. Joyce	☐	08 — Ronald L. Kuehn, Jr.	☐	09 — Ferrell P. McClean	☐
					10 — J. Michael Talbert	☐	11 — Robert F. Vagt	☐	12 — John L. Whitmire	☐
					13 — Joe B. Wyatt	☐
B    Proposals
The Board of Directors recommends a vote AGAINST proposals 2 and 3.

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the Adoption of Cumulative Voting as a By-law or Long-Term Policy.	☐	☐	☐	3.	Approval of the Amendment to the By-laws for the Disclosure of Executive Compensation.	☐	☐	☐
C   Comments
Mark this box with an X if you have made comments below.	☐

D   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign with the full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy) / /

SOLICITED BY THE BOARD OF DIRECTORS
EL PASO CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2006
     The undersigned hereby appoints Douglas L. Foshee and Robert W. Baker, and each or any of them individually, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on March 27, 2006 at the Annual Meeting of Stockholders to be held at the Hilton Americas Houston, 1600 Louisiana Street, Houston, Texas 77010 on Thursday, May 25, 2006, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction given, this proxy will be voted FOR proposal 1 and AGAINST proposals 2 and 3.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE	(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)	SEE REVERSE SIDE

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e‑mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
Your vote is important!
Do not return your Proxy Card if you are voting by
Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EL PASO3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EL PASO CORPORATION

The Board of Directors recommends a vote FOR proposal 1.
Vote On Directors

1.	Election of Directors.
	Nominees:	(01) (02) (03) (04) (05) (06) (07)	Juan Carlos Braniff James L. Dunlap Douglas L. Foshee Robert W. Goldman Anthony W. Hall, Jr. Thomas R. Hix William H. Joyce	(08) (09) (10) (11) (12) (13)	Ronald L. Kuehn, Jr. Ferrell P. McClean J. Michael Talbert Robert F. Vagt John L. Whitmire Joe B. Wyatt	For All ☐	Withhold All ☐	For all Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

The Board of Directors recommends a vote AGAINST proposals 2 and 3.

		For	Against	Abstain
2.	Approval of the Adoption of Cumulative Voting as a By-law or Long-Term Policy.	☐	☐	☐

3.	Approval of the Amendment to the By-laws for the Disclosure of Executive Compensation.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

CONFIDENTIAL VOTING INSTRUCTIONS

EL PASO CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS — MAY 25, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:	JPMORGAN CHASE BANK, TRUSTEE UNDER THE EL PASO CORPORATION RETIREMENT SAVINGS PLAN
     The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to my account under the referenced Plan at the close of business on March 27, 2006, the record date, at the Annual Meeting of Stockholders to be held at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010, on Thursday, May 25, 2006, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2005 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. Your shares must be voted as described below and cannot be voted at the Annual Meeting.
     If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 23, 2006, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. If this voting instruction card is properly executed and returned without direction given, the shares represented by this voting instruction card will be voted FOR proposal 1 and AGAINST proposals 2 and 3. Alternatively, your voting instructions may be transmitted by the Internet or by phone per the instructions on the reverse side of this voting instruction card. Do not return this voting instruction card if you are voting by the Internet or by phone.
     If this voting instruction card is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this voting instruction card in the same proportion as those shares for which the Trustee did receive clear and timely instructions from other plan participants as voted.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

ATTN: ARMIDA D. ESTRADA
1001 LOUISIANA STREET
HOUSTON, TX 77002
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2006. Have your voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2006. Have your voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Voice provides you.
VOTE BY MAIL
 Mark, sign, and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your card must be received by 11:59 P.M. Eastern Time on May 23, 2006 to be included in the tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
El PASO CORPORATION

The Board of Directors recommends a vote FOR proposal 1.
Vote on Directors
1. Election of Directors:

(01) Juan Carlos Braniff	(08) Ronald L. Kuehn, Jr.	For All Nominees	Withhold Authority to
(02) James L. Dunlap	(09) Ferrell P. McClean		Vote for all Nominees
(03) Douglas L. Foshee	(10) J. Michael Talbert	☐	☐
(04) Robert W. Goldman	(11) Robert F. Vagt
(05) Anthony W. Hall, Jr.	(12) John L. Whitmire	☐
(06) Thomas R. Hix	(13) Joe B. Wyatt	For all Nominees Except as Noted
(07) William H. Joyce

The Board of Directors recommends a vote AGAINST proposals 2 and 3.

2.	Approval of the Adoption of Cumulative Voting as a By-law or Long-Term Policy.

3.	Approval of the Amendment to the By-laws for the Disclosure of Executive Compensation.

IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

For	Against	Abstain
☐	☐	☐

For	Against	Abstain
☐	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date

CONFIDENTIAL VOTING INSTRUCTIONS

EL PASO CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS — MAY 25, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO:	STATE STREET BANK AND TRUST COMPANY, TRUSTEE UNDER THE EL PASO CORPORATION BENEFITS PROTECTION TRUST
     The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to my account under the referenced Plan at the close of business on March 27, 2006, the record date, at the Annual Meeting of Stockholders to be held at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010, on Thursday, May 25, 2006, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Enclosed please find the Notice of Annual Meeting of Stockholders and Proxy Statement, the El Paso Corporation 2005 Annual Report on Form 10-K, this voting instruction card and a postage-paid return envelope. The shares represented by this voting instruction card must be voted as described below and cannot be voted at the Annual Meeting.
     If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 23, 2006, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. If this voting instruction card is properly executed and returned without direction given, the shares represented by this voting instruction card will be voted FOR proposal 1 and AGAINST proposals 2 and 3.
     If this voting instruction card is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this voting instruction card in its discretion.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

VOTE BY MAIL
Mark, sign, and date your voting instruction card and return it in the postage-paid envelope we have provided. Your card must be received by 11:59 P.M. Eastern Time on May 23, 2006 to be included in the tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
El PASO CORPORATION

The Board of Directors recommends a vote FOR proposal 1.

1.	Election of Directors:

	(01)	Juan Carlos Braniff	(08)	Ronald L. Kuehn, Jr.
	(02)	James L. Dunlap	(09)	Ferrell P. McClean
	(03)	Douglas L. Foshee	(10)	J. Michael Talbert
	(04)	Robert W. Goldman	(11)	Robert F. Vagt
	(05)	Anthony W. Hall, Jr.	(12)	John L. Whitmire
	(06)	Thomas R. Hix	(13)	Joe B. Wyatt
	(07)	William H. Joyce

For All Nominees	Withhold Authority to Vote for all Nominees
☐	☐

☐
For all Nominees Except as Noted

The Board of Directors recommends a vote AGAINST proposals 2 and 3.

	For	Against	Abstain
2. Approval of the Adoption of Cumulative Voting as a By-law or Long-Term Policy.	☐	☐	☐

	For	Against	Abstain
3. Approval of the Amendment to the By-laws for the Disclosure of Executive Compensation.	☐	☐	☐

IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date

CONFIDENTIAL VOTING INSTRUCTIONS

  EL PASO CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS — MAY 25, 2006
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO:	THE MANAGEMENT BOARD OF THE VALERO ARUBA THRIFT FOUNDATION, MANAGEMENT BOARD OF THE VALERO REFINING COMPANY — ARUBA N.V. THRIFT PLAN
      The undersigned hereby directs the Management Board to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to my account under the referenced Plan at the close of business on March 27, 2006, the record date, at the Annual Meeting of Stockholders to be held at the Hilton Americas Houston, 1600 Lamar Street, Houston, Texas 77010, on Thursday, May 25, 2006, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.
      If this voting instruction card is completed, dated, signed and returned in the accompanying envelope to the Management Board, the shares of stock represented by this voting instruction card will be voted in the manner directed herein by the undersigned. Alternatively, your voting instructions may be transmitted by the Internet or by phone per the instructions on the reverse side of this voting instruction card. Do not return this voting instruction card if you are voting by the Internet or by phone.
      The Management Board in its discretion has decided if no voting instructions are received, the shares of stock represented by this voting instruction card will not be voted.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

To be completed, signed and dated on reverse side.

ATTN: ARMIDA D. ESTRADA
1001 LOUISIANA STREET
HOUSTON, TX 77002
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by El Paso Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your voting instruction card in hand when you call and then follow the simple instructions the Voice provides you.
VOTE BY MAIL
Mark, sign, and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to El Paso Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your card must be received by 11:59 P.M. Eastern Time the day before the cut-off or meeting date to be included in the tabulation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☑

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
El PASO CORPORATION

The Board of Directors recommends a vote FOR proposal 1.
Vote on Directors
1. Election of Directors:

(01) Juan Carlos Braniff	(08) Ronald L. Kuehn, Jr.	For All Nominees	Withhold Authority to
(02) James L. Dunlap	(09) Ferrell P. McClean		Vote for all Nominees
(03) Douglas L. Foshee	(10) J. Michael Talbert	☐	☐
(04) Robert W. Goldman	(11) Robert F. Vagt
(05) Anthony W. Hall, Jr.	(12) John L. Whitmire	☐
(06) Thomas R. Hix	(13) Joe B. Wyatt	For all Nominees Except as Noted
(07) William H. Joyce

The Board of Directors recommends a vote AGAINST proposals 2 and 3.
Vote on Proposals

2. Approval of the Adoption of Cumulative Voting as a By-law or Long-Term Policy.

3. Approval of the Amendment to the By-laws for the Disclosure of Executive Compensation.
IMPORTANT: Please mark, sign, date, and return this voting instruction card promptly using the enclosed envelope. Please sign exactly as your name appears. If signing as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

For	Against	Abstain
☐	☐	☐

For	Against	Abstain
☐	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date